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                          MECHTRONICS OF ARIZONA, INC.


          ASSET PURCHASE AND SALE AGREEMENT DATED AS OF JUNE 21, 1996

               BY AND AMONG DUCOMMUN INCORPORATED, AS BUYER, AND

                   MECHTRONICS OF ARIZONA, INC., AS SELLER,

          MICHAEL J. DEMURO, AN INDIVIDUAL, AND THE MICHAEL DEMURO AND

               GERALDINE DEMURO FAMILY TRUST U/A/D JULY 18, 1979



                                  Exhibit 99.1
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                        ASSET PURCHASE AND SALE AGREEMENT

                                      AMONG

                             DUCOMMUN INCORPORATED,

                          MECHTRONICS OF ARIZONA, INC.,

                                MICHAEL J. DEMURO

                                       AND

              THE MICHAEL DEMURO AND GERALDINE DEMURO FAMILY TRUST
                         U/A/D JULY 18, 1979, AS AMENDED

                                  JUNE 21, 1996


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                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----

ARTICLE I. DEFINITIONS ..............................................................................1

ARTICLE II. PURCHASE AND SALE OF ASSETS..............................................................6

                      Section 2.1. Formation of the Buyer............................................6
                      Section 2.2. Assets to be Transferred..........................................6
                      Section 2.3. Obtaining Consents................................................8
                      Section 2.4. Obtaining Permits and Licenses....................................8
                      Section 2.5. Assumed Liabilities and Obligations...............................8
                      Section 2.6. No Other Liabilities or Obligations Assumed.......................8

ARTICLE III. THE CLOSING.............................................................................9

                      Section 3.1. Payment of Purchase Price.........................................9
                      Section 3.2. Adjustment to Purchase Price......................................10
                      Section 3.3. Earn-Out Installments.............................................11
                      Section 3.4. Time and Place....................................................13
                      Section 3.5. Payment of Taxes and Other Charges................................13
                      Section 3.6. The Seller's Deliveries at Closing................................14
                      Section 3.7. The Buyer's Deliveries at Closing.................................14

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLER, DEMURO AND THE DEMURO TRUST................15

                      Section 4.1. Organization and Good Standing....................................15
                      Section 4.2. Authorization.....................................................15
                      Section 4.3. Consents and Approvals............................................15
                      Section 4.4. Licenses and Permits..............................................16
                      Section 4.5. Subsidiaries......................................................16
                      Section 4.6. Financial Statements..............................................16
                      Section 4.7. Absence of Certain Changes........................................16
                      Section 4.8. Absence of Undisclosed Liabilities................................17
                      Section 4.9. Estimated Costs to Complete.......................................17
                      Section 4.10. Progress Payments................................................17
                      Section 4.11. Inventory........................................................18
                      Section 4.12. Accounts Receivable..............................................19
                      Section 4.13. Real Property; Buyer's Lease.....................................19
                      Section 4.14. Letters of Credit, Bonds, Etc....................................19
                      Section 4.15. Backlog..........................................................19
                      Section 4.16. Accounting Principles, Policies and Procedures...................19
                      Section 4.17. Environmental Matters............................................19
                      Section 4.18. Intangible Personal Property.....................................20
                      Section 4.19. Labor and Employment-Related Agreements..........................21
                      Section 4.20. Employee Benefit Plans; ERISA....................................22
                      Section 4.21. Material Contracts and Relationships.............................22
                      Section 4.22. Absence of Certain Business Practices............................23
                      Section 4.23. Transactions with Related Parties................................24
                      Section 4.24. Compliance with Laws.............................................24

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
                      Section 4.25. Litigation.......................................................24
                      Section 4.26. Taxes............................................................24
                      Section 4.27. Insurance........................................................25
                      Section 4.28. No Powers of Attorney or Suretyships.............................26
                      Section 4.29. Brokerage Fees...................................................26
                      Section 4.30. Banking Facilities...............................................26
                      Section 4.31. Ownership and Condition of Acquired Assets.......................26
                      Section 4.32. Product Warranty and Liability...................................27
                      Section 4.33. Standards and Certifications.....................................27
                      Section 4.34. Government Contracts.............................................27
                      Section 4.35. Disclosure.......................................................28

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF DUCOMMUN................................................28

                      Section 5.1. Organization and Corporate Authority..............................28
                      Section 5.2. Consents and Approvals............................................29
                      Section 5.3. Brokerage Fees....................................................29
                      Section 5.4. Disclosure........................................................29

ARTICLE VI. COVENANTS OF THE PARTIES.................................................................29

                      Section 6.1. Conduct of Business...............................................29
                      Section 6.2. Further Assurances................................................30
                      Section 6.3. Employees; Benefit Plans; Multiemployer Plans.....................30
                      Section 6.4. Notice of Sale....................................................31
                      Section 6.5. Undertakings......................................................31
                      Section 6.6. Books and Records.................................................31
                      Section 6.7. No Solicitation...................................................31
                      Section 6.8. Amendment to the Seller's Articles of Incorporation...............32

ARTICLE VII. CONDITIONS TO CLOSING...................................................................32

                      Section 7.1. Conditions to the Obligations of the Buyer to Effect the
                                        Transactions Contemplated Hereby.............................32
                      Section 7.2. Conditions to the Obligations of the Seller to Effect the
                                        Transactions Contemplated Hereby.............................32
                      Section 7.3. Conditions to the Obligations of the Seller to Each Party
                                        to Effect the Transactions Contemplated Hereby...............33

ARTICLE VIII. CERTAIN AGREEMENTS AND UNDERSTANDINGS..................................................33

                      Section 8.1. Agreement Not to Compete..........................................33
                      Section 8.2. Risk of Loss......................................................34
                      Section 8.3.  Product Liability Insurance......................................34

ARTICLE IX. INDEMNIFICATION..........................................................................34

                      Section 9.1. Indemnification by the Seller, DeMuro and the DeMuro Trust........34
                      Section 9.2. Indemnification by the Buyer and Ducommun.........................35
                      Section 9.3. Indemnification for Tax Liabilities...............................35

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
                      Section 9.4. Indemnification for Product Liability and Tort Claims.............36
                      Section 9.5. Claims for Indemnification........................................36
                      Section 9.6. Defense of Claims.................................................36
                      Section 9.7. Certain Claims by DeMuro..........................................37
                      Section 9.8. Interest..........................................................37
                      Section 9.9. Manner of Indemnification.........................................37
                      Section 9.10. Limitations on Indemnification...................................37
                      Section 9.11. Sole Remedy; Right of Offset.....................................38

ARTICLE X. TERMINATION...............................................................................39

                      Section 10.1. Termination......................................................39

ARTICLE XI. MISCELLANEOUS............................................................................39

                      Section 11.1. Notices..........................................................39
                      Section 11.2. Assignability and Parties in Interest............................40
                      Section 11.3. Governing Law....................................................40
                      Section 11.4. Counterparts.....................................................40
                      Section 11.5. Complete Agreement...............................................41
                      Section 11.6. Modifications, Amendments and Waivers............................41
                      Section 11.7. Due Diligence Investigation; Knowledge...........................41
                      Section 11.8. Expenses.........................................................41
                      Section 11.9. Limit on Interest................................................41
                      Section 11.10. Attorneys' Fees and Costs.......................................41
                      Section 11.11. Further Assurances..............................................41
                      Section 11.12. Contract Interpretation; Construction of Agreement..............41
                      Section 11.13. Arbitration.....................................................42

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                               INDEX OF SCHEDULES

Schedule                                       Description
- --------                                       -----------
2.2(b)...................................      Equipment
2.2(c)...................................      Inventory
2.2(d)...................................      Contracts
2.2(e)...................................      Accounts Receivable
3.2......................................      Exclusions from Closing Balance Sheet relating to
                                               Accrued Payroll and Accrued Expenses
4.6......................................      Financial Statements
4.7......................................      Certain Changes
4.9......................................      Estimated Costs to Complete
4.10.....................................      Progress Payments
4.13.....................................      Real Property
4.14.....................................      Letters of Credit, Bonds, Etc.
4.15.....................................      Backlog
4.16.....................................      Accounting Principles, Policies and Procedure
4.17.....................................      Environmental Matters
4.18.....................................      Intangible Personal Property
4.19.....................................      Employment-Related Agreements
4.20.....................................      Employee Benefit Plans
4.21.....................................      Material Contracts
4.23.....................................      Related Party Transactions
4.24.....................................      Compliance With Laws
4.25.....................................      Litigation
4.26.....................................      Taxes
4.27.....................................      Insurance
4.28.....................................      Powers of Attorney
4.31.....................................      Liens
4.35.....................................      Documents


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                                INDEX OF EXHIBITS

Exhibit                                        Description
- -------                                        -----------
3.1(b)...................................      Note
3.2(a)...................................      March 31, 1996 Audited Financials
3.6(a)...................................      Buyer's Lease
3.7......................................      DeMuro Employment Agreement

                                       v
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                        ASSET PURCHASE AND SALE AGREEMENT

                  THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of June 21, 1996 by and among Ducommun Incorporated, a Delaware corporation ("Ducommun") on the one hand, and MechTronics of Arizona, Inc. ("Seller"), Michael J. DeMuro, an individual ("DeMuro"), and the Michael DeMuro and Geraldine DeMuro Family Trust under Trust Agreement dated July 18, 1979, as amended (the "DeMuro Trust"), on the other.

                                 R E C I T A L S

                  A. DeMuro is the trustee of the DeMuro Trust and the DeMuro Trust is the owner of all of the outstanding capital stock of the Seller.

                  B. The Seller owns and operates the mechanical and electromechanical component manufacturing business located at 1601 East Broadway, Phoenix, Arizona (the "Real Property").

                  C. Prior to the Closing Date (as defined below), Ducommun will form a wholly-owned subsidiary (the "Buyer") for the purpose of acquiring certain assets and assuming certain liabilities of the Seller in accordance herewith.

                  D. The Seller desires to sell, assign, transfer and convey to the Buyer and Ducommun desires to cause the Buyer to purchase, acquire and accept from the Seller the assets, properties and rights described herein and to assume from the Seller the liabilities described herein.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, and subject to the terms and conditions set forth herein, the parties agree as follows:

                                       ARTICLE I

                                      DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings indicated below:

                  "Accounts Receivable" shall have the meaning set forth in
Section 4.12.

                  "Acquired Assets" shall have the meaning set forth in Section 2.2.

                  "Affiliate" shall mean, in respect of any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person or if such specified Person bears a familial relationship with such other Person.

                  "Affiliated Parties" shall have the meaning set forth in
Section 9.1.

                  "Agreement" shall have the meaning set forth in the Preamble.

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                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.5.

                  "Balance Sheet Date" shall have the meaning set forth in
Section 4.6.

                  "Bank Debt" shall have the meaning set forth in Section 2.6.

                  "Books and Records" shall have the meaning set forth in
Section 2.2(k).

                  "Business" shall mean the business and operations of the Seller as presently conducted and as conducted through the Closing Date.

                  "Buyer" shall have the meaning set forth in the Recitals.

                  "Buyer's Lease" shall have the meaning set forth in Section 3.6(a).

                  "Capital Expenditures" shall mean expenditures that are capitalized on the balance sheet (as opposed to being expensed in the current period) plus the original purchase price for any equipment leased and any sales tax and other costs financed under equipment leases.

                  "Cash Flow" shall mean EBIT, plus depreciation expense for a given period, plus Working Capital at the beginning of such period minus Working Capital at the end of such period minus Capital Expenditures during such period.

                  "Cash Portion" shall have the meaning set forth in Section 3.1(b).

                  "Closing" shall have the meaning set forth in Section 3.4.

                  "Closing Balance Sheet" shall have the meaning set forth in
Section 3.2(a).

                  "Closing Date" shall have the meaning set forth in Section
3.4.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Continuing Employees" shall have the meaning set forth in
Section 6.3.

                  "Contract" shall have the meaning set forth in Section 2.2(d).

                  "DeMuro" shall have the meaning set forth in the Preamble.

                  "Ducommun" shall have the meaning set forth in the Preamble.

                  "EBIT" shall mean operating income for a given period determined by subtracting from net sales (exclusive of interest earned, extraordinary items of income and any items of nonoperating income), the cost of goods sold, selling, general and administrative expenses and all other expenses (including, without limitation, any bonuses paid or other compensation provided to employees) incurred or properly allocable except the following: (A) interest on borrowed money, (B) federal and state income taxes based on income earned after the Closing Date, (C) allocations of Ducommun's general corporate overhead, other than a fair and appropriate charge for purchases made or services rendered by Ducommun and its accountants and other independent contractors in connection with the Buyer's business, and insurance expenses attributable to the Buyer's business, each of which amounts shall be deducted, and (D) any charge for amortization of goodwill. For Equipment leased after the Closing Date that constitutes Capital

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Expenditures, the lease rental payments on such Equipment will be added back in calculating EBIT, to the extent expensed in a given period.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 4.20.

                  "Employment-Related Agreements" shall mean (i) any employment, consulting, collective bargaining or similar agreement, whether written or oral, to which the Seller is a party or by which it is bound, (ii) any plan, agreement or arrangement sponsored by or contributed to by the Seller, including, without limitation, any life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, profit sharing, stock purchase, stock option, holiday, vacation, personal leave, severance pay, sick pay, sick leave, disability, educational assistance, employee discount, tuition refund, service award, company car, scholarship, relocation, fringe benefit, severance contracts, supplemental, pension arrangements, and other policies, practices or commitments, whether written or unwritten, providing employee or executive compensation or benefits to employees of the Seller, (iii) any employee welfare benefit plan or employee pension benefit plan as defined in Section 3 of ERISA, and (iv) any arrangement or understanding for the payment of post-retirement benefits.

                  "enforceable" shall be subject to the exceptions and qualifications set forth in Section 4.2.

                  "Environmental Protection Laws" shall mean all federal, state, local and foreign laws, statutes, regulations having the force and effect of law, permits, court decrees, judgments, injunctions and written orders concerning (i) public health and safety relating to exposure of humans to toxic or hazardous substances or (ii) pollution or protection of the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.
Section 9601 et seq.); the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.); the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); the Safe Drinking Water Act (14 U.S.C. Section 1401 et seq.); the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.);
the Clean Air Act (42 U.S.C. Section 7401 et seq.); the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001-11005, 11021-11023, and 11041-11050); and all comparable Arizona state laws; in each case including the regulations promulgated thereunder and as supplemented or amended from time to time.

                  "EPA" shall mean the United States Environmental Protection Agency, or any successor United States governmental agency.

                  "Equipment" shall have the meaning set forth in Section
2.2(b).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "Exchange Act" shall have the meaning set forth in Section
5.2.

                  "Excluded Assets" shall have the meaning set forth in Section 2.2.

                  "FAR" shall mean the Federal Acquisition Regulations, as supplemented or amended from time to time.

                  "Financials" shall have the meaning set forth in Section 4.6.


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                  "GAAP" shall mean generally accepted accounting principles as in effect at the time in question.

                  "Government Contract" shall mean any quotation, bid, proposal, Contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind relating to the Business between the Seller and (i) the U.S. Government, (ii) any prime contractor of the U.S. Government or (iii) any subcontractor with respect to any of the foregoing.

                  "indemnified party" shall have the meaning set forth in
Section 9.5.

                  "indemnifying party" shall have the meaning set forth in
Section 9.5.

                  "Independent Accounting Firm" shall have the meaning set forth in Section 3.2(a)(ii).

                  "Intangible Personal Property" shall have the meaning set forth in Section 2.2(i).

                  "Interim Financials" shall have the meaning set forth in
Section 4.6.

                  "Inventory" shall have the meaning set forth in Section
2.2(c).

                  "Inventory Reserve" shall have the meaning set forth in
Section 4.11.

                  "IRS" shall mean the Internal Revenue Service, or any successor agency thereto.

                  "Licenses" shall have the meaning set forth in Section 2.2(i).

                  "Lien" shall have the meaning set forth in Section 4.30.

                  "March Financials" shall have the meaning set forth in Section 3.2(a).

                  "Material Contracts" shall have the meaning set forth in
Section 4.21.

                  "Most Recent Balance Sheet" shall have the meaning set forth in Section 4.6.

                  "Note" shall have the meaning set forth in Section 3.1(b).

                  "Novation Agreement" shall have the meaning set forth in
Section 2.4.

                  "Permitted Encumbrances" shall have the meaning set forth in
Section 4.31.

                  "Person" shall mean any natural person or any corporation, partnership, joint venture or other entity.

                  "Prime Rate" shall mean the reference rate as reported by Bank of America NT&SA.

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                  "Prior Product Liability Occurrence" shall have the meaning set forth in Section 9.4.

                  "Progress Payments" shall have the meaning set forth in
Section 4.10.

                  "Purchase Price" shall have the meaning set forth in Section 3.1(a).

                  "Purchase Price Decrease" shall have the meaning set forth in
Section 3.2(c).

                  "Purchase Price Increase" shall have the meaning set forth in
Section 3.2(d).

                  "Real Property" shall have the meaning set forth in the Recitals.

                  "Regulated Substance" shall mean any chemical or substance subject to or regulated under any Environmental Protection Law including, without limitation, any "pollutant or contaminant" or "hazardous substance" as those terms are defined in CERCLA, any "hazardous waste" as that term is defined in RCRA, and any other hazardous or toxic wastes, substances, or materials, petroleum (including crude oil and refined and unrefined fractions thereof), polychlorinated biphenyls ("PCBs"), infectious waste, special waste, pesticides, fungicides, solvents, herbicides, flammables, explosives, asbestos and asbestos-containing material, and radioactive materials, whether injurious by themselves or in combination with other materials.

                  "Related Party" shall have the meaning set forth in Section 4.21.

                  "SEC" shall have the meaning set forth in Section 5.4.

                  "Seller" shall have the meaning set forth in the Preamble.

                  "Shareholder Notes" shall have the meaning set forth in
Section 2.6.

                  "Specified Documents" shall have the meaning set forth in
Section 4.35.

                  "Tangible Net Worth" shall mean, as of a given date, the shareholders' equity of the Seller as of such date, minus goodwill and intangibles of the Seller as of such date, in each case determined in accordance with GAAP applied consistently with prior periods.

                  "Tax" or "Taxes" shall mean any and all taxes imposed or required to be collected by any federal, state or local taxing authority in the United States, or by any foreign taxing authority under any statute or regulation, including, without limitation, all income, gross receipts, sales, use, personal property, use and occupancy, business occupation, mercantile, ad valorem, transfer, license, withholding, payroll, employment, excise, real estate, environmental, capital stock, franchise, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties and other additions thereto.

                  "Tax Return" shall mean any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

                  "Transactions" shall mean, in respect of any party, all transactions contemplated by this Agreement that involve, relate to or affect such party.

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                  "U.S. Government" shall mean the federal government of the
United States, including any agency or instrumentality thereof.

                  "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended.

                  "Working Capital" shall mean current assets (excluding cash and equivalents) minus current liabilities. Any liabilities for bonuses payable to employees of the Buyer that are accrued after the Closing Date with respect to Ducommun's or the Buyer's bonus plan will be accrued as liabilities on Ducommun's books and will not be considered current liabilities of the Buyer for purposes of calculating Working Capital. Working Capital of the Buyer at the Closing Date shall equal actual Working Capital on the Closing Date minus the amount of any Purchase Price Increase.

                                       ARTICLE II

                              PURCHASE AND SALE OF ASSETS

                  SECTION 2.1 FORMATION OF THE BUYER. Prior to the Closing Date, Ducommun will form the Buyer as its wholly-owned subsidiary, to be incorporated under the laws of the State of Arizona.

                  SECTION 2.2 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to all of the properties and assets owned by the Seller or used by the Seller in connection with the Business, with such changes, deletions or additions thereto as may occur from the date hereof to the Closing in the ordinary course of business and consistent with the terms and conditions of this Agreement (collectively, the "Acquired Assets"), including, but not limited to the following:

                  (a) [Reserved];

                  (b) all fixtures, furnishings, furniture, office supplies, tools, motor vehicles, trailers, machinery, equipment and other fixed assets owned or leased by the Seller, located upon or affixed to any of the Real Property or used or useful in the operation of the Business (collectively, the "Equipment"), including, but not limited to, the Equipment listed on Schedule 2.2(b);

                  (c) all inventories, including but not limited to, finished goods, work-in-progress, parts, supplies and raw materials (the "Inventory"), including, but not limited to, the Inventory listed on
         Schedule 2.2(c);

                  (d) those certain contracts, Government Contracts, purchase orders, agreements, leases, arrangements and/or commitments that relate to the Business or the Acquired Assets and are listed on Schedule 2.2(d) (the "Contracts");

                  (e) all accounts receivable and other rights to payment of money and all rights in any returned, reclaimed and repossessed goods, together with all rights, claims, titles, securities, security interests, liens and guaranties evidencing, securing, guaranteeing payment of, relating to or otherwise with respect to such accounts receivable and rights, including any rights to stoppage in transit, replevin, reclamation and resale (the "Accounts Receivable"), including, but not limited to,
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         the Accounts Receivable listed on Schedule 2.2(e) to the extent not collected prior to the Closing;

                  (f) all right, title and interest of the Seller in, to and under all unfilled purchase orders accepted by Seller as of the Closing Date, together with all of the Seller's rights, if any, under purchase orders not yet accepted by the Seller as of the Closing Date;

                  (g) all chattel paper, notes, drafts, surety bonds, insurance policies, insurance proceeds, insurance refunds, insurance dividends, and all rights to insurance proceeds, refunds and dividends, under any insurance policies existing on or prior to the Closing Date;

                  (h) [Reserved];

                  (i) all of the Seller's intangible assets, including without limitation processes, designs, inventions, trade secrets, computer programs, formulae, customer lists, contractors' and manufacturers' warranties, licenses and permits (to the extent the same can be assigned) respecting any and all Real Property and personal property to be acquired hereunder, all copyrights, patents, trademarks, trade names, logos and service marks owned by the Seller, and any pending applications, registrations, extensions and renewals for any of the foregoing, all rights to the name "MechTronics of Arizona" and derivations thereof, all additions to any of the foregoing acquired from the date hereof through the Closing Date and all licenses or similar agreements or arrangements ("Licenses") with respect to the foregoing to which the Seller is a party either as a licensee or licensor (collectively "Intangible Personal Property");

                  (j) all deposits and prepaid expenses;

                  (k) all business and financial records, computer hardware, promotional and advertising lists, telephone, telecopy and fax numbers, files, books, engineering manuals and documents relating to the Acquired Assets or the Business (the "Books and Records"); and

                  (l) all goodwill and going concern value attributable to the Business; provided, however, that the Seller is not selling, the Buyer is not purchasing pursuant to this Agreement and the Acquired Assets shall not include any of the following assets, all of which shall be retained by the Seller (collectively, the "Excluded Assets"):

                  (i) all cash, deposit accounts, brokerage accounts, and any other demand, time savings, passbook or like account;

                  (ii) insurance refunds and dividends, including without limitation workers' compensation insurance rebates or premium adjustments, and rights to such insurance refunds and dividends, to the extent arising from the cancellation or termination of any of Seller's insurance policies as of or prior to the Closing;

                  (iii) the deposit with the IRS required under Section 7519 of the Code, in an amount not to exceed $199,000;

                  (iv) the Seller's corporate minute book and stock records;


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                  (v) the Seller's notes and records to the extent solely
         applicable to this Agreement and the Transactions; and

                  (vi) DeMuro's personal BMW automobile.

                  SECTION 2.3 OBTAINING CONSENTS. The Seller shall not sell, assign, transfer or convey to the Buyer any of its rights and obligations in and to any of the Acquired Assets without first obtaining all approvals, consents or waivers necessary to effect such sale, assignment, transfer or conveyance. The Seller shall use good faith efforts, and the Buyer shall cooperate with the Seller, to obtain all necessary approvals, consents or waivers necessary to sell, assign, transfer or convey the Acquired Assets to the Buyer prior to the Closing; provided, that in obtaining such consents, the Seller shall not, without the Buyer's prior written consent, agree or enter into any material modification or amendment to any contract, lease or other agreement relating to any of the Acquired Assets. Notwithstanding the foregoing, as soon as practicable following the Closing, with respect to each Government Contract, the Buyer shall prepare (with the Seller's assistance), in accordance with FAR Part 42, paragraph 42.12 and any applicable agency regulations or policies, a written request meeting the requirements of the FAR Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in FAR Part 42, paragraph 42.1202(a)), which shall be submitted by the Seller to each Responsible Contracting Officer, for the U.S. Government to (a) recognize the Buyer as the Seller's successor in interest to all the Government Contracts;
and (b) to enter into a novation agreement (a "Novation Agreement") in form and substance reasonably satisfactory to the Buyer and the Seller and their respective counsel, pursuant to which, subject to the requirements of the FAR
Part 42, all of the Seller's right, title and interest in and to, and all of the Seller's obligations and liabilities under, each such Government Contact shall be validly conveyed, transferred and assigned and novated to the Buyer by all parties thereto. The Seller and the Buyer shall each use all reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information by the U.S. Government with regard to such Novation Agreements.

                  SECTION 2.4 OBTAINING PERMITS AND LICENSES. The Buyer shall be responsible for obtaining all permits and licenses required by any governmental agency with respect to the Business or the Acquired Assets. The Seller will cooperate reasonably, at Buyer's expense, with the Buyer in obtaining such permits and licenses.

                  SECTION 2.5 ASSUMED LIABILITIES AND OBLIGATIONS. At the Closing, the Buyer shall assume and shall thereafter pay, discharge and perform in the ordinary course and without enlarging the rights of any third party, Ducommun hereby agrees with the Seller and DeMuro that Ducommun will cause the Buyer to assume and pay, discharge and perform in the ordinary course (i) the obligations of the Seller existing on and arising after the Closing Date under each of the Contracts (other than any obligations or liabilities arising from or relating to any breach of contract, tort or violation of law prior to the Closing Date), (ii) the liabilities set forth on the Closing Balance Sheet, and
(iii) Seller's obligations, consistent with past practices, for repair and rework of goods sold arising in the ordinary course of business (collectively, the "Assumed Liabilities").

                  SECTION 2.6 NO OTHER LIABILITIES OR OBLIGATIONS ASSUMED. The Buyer does not assume and shall not be liable for any liabilities, indebtedness or obligations of the Seller or the Business other than the Assumed Liabilities. Notwithstanding any other provisions of this Agreement, the Buyer shall not assume, and the Assumed Liabilities shall not include, (i) any liability or obligation of the Seller,

DeMuro or the DeMuro Trust in connection with this Agreement or the Transactions, including, without limitation, attorneys', accountants', investment bankers' and consultants fees and expenses pertaining to the performance by the Seller, DeMuro or the DeMuro Trust of its or his obligations hereunder, (ii) except as provided in Section 3.2(f) hereof, any liability or obligation of the Seller, DeMuro or the DeMuro Trust for Taxes, whether relating to periods before or after the date of this Agreement, or whether incurred by the Seller, DeMuro or the DeMuro Trust in connection with this Agreement, the Transactions or the Business, (iii) any liability or obligation of the Seller under any guarantee or any agreement to provide indemnification to any other Person (except as provided in the Contracts), (iv) any liability or obligation of the Seller arising from or relating to any Employment-Related Agreement, (v) any liability or obligation to any shareholder or former shareholder of the Seller, including without limitation, promissory notes (the "Shareholder Notes"); or (vi) indebtedness and all other obligations and liabilities of the Seller to any bank or other lender ("Bank Debt"). The assumption of the Assumed Liabilities by the Buyer hereunder and the agreement by Ducommun to cause the Buyer to assume the Assumed Liabilities shall not in any respect enlarge any rights of third parties under contracts or arrangements with the Buyer or the Seller and nothing herein shall prevent any party from contesting in good faith any of the Assumed Liabilities with any third party.

                                      ARTICLE III

                                      THE CLOSING

                  SECTION 3.1       PAYMENT OF PURCHASE PRICE.

                  (a) In full consideration of the sale, transfer, assignment, conveyance and delivery of the Acquired Assets and the assumption of the Assumed Liabilities, and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller at the Closing, in accordance with Section 3.1(b) hereof, a purchase price of Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000) (the "Purchase Price"), subject to such additions or subtractions as provided in Sections 3.2 and 3.3.

                  (b) In full payment of the Purchase Price, at the Closing the Buyer shall:

                           (i) Pay to the Seller by certified check or by bank wire transfer to an account or accounts as designated by the Seller at least three (3) business days prior to Closing, Eight Million Dollars ($8,000,000) (the "Cash Portion"); and

                           (ii) Execute and deliver to the Seller its promissory
         note in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), substantially in the form attached hereto as Exhibit 3.1(b) (the "Note"), which shall, subject to Section 9.11 hereof, be paid by the Buyer in accordance with its terms.

                  (c) For federal income tax purposes, the parties agree that the Purchase Price is to be allocated based upon the accounting book value of the Acquired Assets as recorded on the Closing Balance Sheet, as adjusted (if at all) pursuant to Section 3.2(a), with the balance being attributed to goodwill. The parties agree to be bound for all purposes by such allocation and to file the Form 8594 without change with the IRS.

                  SECTION 3.2       ADJUSTMENT TO PURCHASE PRICE.

                  (a)      CLOSING BALANCE SHEET.

                           (i) At least three (3) business days prior to the Closing, the Seller shall prepare and deliver to the Buyer an estimated balance sheet of the Seller as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP applied consistently with the accounting principles, policies and procedures utilized in the preparation of the audited balance sheet, statements of income, retained earnings and cash flows of the Seller for the six months ending March 31, 1996, a copy of which is attached as Exhibit 3.2(a) (the "March Financials") and shall
         (A) not include the Excluded Assets, (B) not include the Shareholder Notes, Bank Debt and any liability other than the Assumed Liabilities,
         (C) include an accrued liability for profit sharing/bonus of $90,000,
         (D) include an inventory reserve of not less than $338,376 and (E) not include accrued payroll and/or accrued expenses as listed on Schedule
         3.2. Following completion of the Closing Balance Sheet, the Buyer shall have the right to review the Closing Balance Sheet and the underlying financial records and work papers pertaining thereto. Subject to the foregoing, the Closing Balance Sheet shall be final and binding for purposes of determining total Tangible Net Worth of the Seller as of the Closing Date, unless the Buyer shall provide written notice to the Seller of any disagreement with any values or amounts set forth in the Closing Balance Sheet within 60 days after the Closing Date. Such notice shall specify, in reasonable detail, the nature and extent of such disagreement. Any such disagreement as to any values or amounts set forth in the Closing Balance Sheet shall be limited to the following: (A) the Closing Balance Sheet prepared by the Seller is inconsistent with the terms of this Agreement or inconsistent with the March 31 Financials, (B) the Closing Balance Sheet prepared by the Seller contains factual errors or mistakes, or (C) the Closing Balance Sheet prepared by the Seller does not accurately reflect the account activity and changes due to the passage of time since March 31, 1996.

                           (ii) If the Seller and the Buyer are unable to resolve any such disagreement with respect to the Closing Balance Sheet within 30 days after receipt by the Seller of the notice referred to in
         Section 3.2(a)(i), the disagreement shall be submitted for final determination to a "Big Six" accounting firm mutually acceptable to the Seller and the Buyer (the "Independent Accounting Firm"). The Independent Accounting Firm shall follow such procedures as it deems appropriate for obtaining the necessary information in considering the positions of the Seller and the Buyer but shall not conduct an independent audit. The Independent Accounting Firm shall render its determination on the matter within 90 days of its submission by the Seller and the Buyer, and such determination shall be final, conclusive and binding upon the Buyer and the Seller.

                           (iii) The fees and expenses of the Independent Accounting Firm (1) shall be paid by the Buyer if the Independent Accounting Firm determines that Tangible Net Worth as of the Closing Date is greater than or equal to $6,276,000, or (2) shall be apportioned between the Buyer, on the one hand, and the Seller and DeMuro on the other hand, if the Independent Accounting Firm determines that Tangible Net Worth as of the Closing Date is less than $6,276,000; such apportionment shall be made so that the Seller and DeMuro shall pay the percentage of the fees and expenses equal to the percentage determined by dividing (A) the amount by which Tangible Net Worth was less than $6,276,000 on the Closing Balance Sheet by (B) the amount by which the Buyer asserted that Tangible Net Worth was less than $6,276,000 on the Closing Balance Sheet.

                  (b)      [Reserved.]

                  (c) The Purchase Price shall be decreased by the amount, if any, by which Tangible Net Worth as of the Closing Date, as determined pursuant to Section 3.1(a), is less than $6,276,000 (the "Purchase Price Decrease").

                  (d) The Purchase Price shall be increased by the amount, if any, equal to the least of: (i) Tangible Net Worth as of the Closing Date minus $6,276,000, (ii) Tangible Net Worth as of the Closing Date minus $6,276,000 plus $3,970,489 (the value of the Seller's Inventory at December 31, 1995) minus the value of the Seller's Inventory at the Closing Date, or (iii) $200,000 (the "Purchase Price Increase").

                  (e) Promptly following the date upon which an adjustment to Tangible Net Worth is mutually agreed upon by the Seller and the Buyer or determined pursuant to Section 3.2(a), but not later than ten (10) business days after such date, the Buyer shall pay to the Seller the Purchase Price Increase or the Seller shall pay to the Buyer the Purchase Price Decrease, as applicable.

                  (f) On the Closing Balance Sheet, the following items of income and expense shall be prorated between the Seller and the Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date (except that in case of a Closing on June 28, 1996 such items shall be prorated as of 11:59 pm. on June 28, 1996) in accordance with GAAP, unless otherwise specifically stated in this Agreement:

                           (i) General and special real and personal property Taxes and assessments imposed on the real and personal property being purchased or leased by the Buyer or imposed on real or personal property under any Leases assigned to the Buyer which are either not yet payable at the Closing Date or which have been prepaid at the Closing Date, and special district levies which are Liens but not due or which have been prepaid at the Closing Date; and

                           (ii) Any power charges, utility charges, telephone charges or other communication charges either due or prepaid at the Closing Date.

                  SECTION 3.3 EARN-OUT INSTALLMENTS. Subject to Section 9.11, in addition to the amount paid to the Seller pursuant to Section 3.1, the Buyer shall pay an additional amount to the Seller in accordance with the following:

                  (a) For the period ending December 31, 1996 and each calendar year ending on December 31 of 1997, 1998 and 1999, the Buyer shall pay to the Seller the following amounts, if any:

                           (i) From the Closing Date until December 31, 1996, if, but only if, EBIT and Cash Flow of the Buyer each exceeds $900,000 for such period, the Buyer shall pay to the Seller fifty percent (50%) of the amount, if any, by which Cash Flow of the Buyer for such period exceeds $900,000; provided, however, that in no event shall such payment to the Seller for such period exceed $75,000.

                           (ii) For calendar year 1997, if, but only if, EBIT of the Buyer exceeds $1,800,000 and Cash Flow of the Buyer exceeds $1,500,000, the Buyer shall pay to the Seller fifty percent (50%) of the amount, if any, by which Cash

         Flow of the Buyer for calendar year 1997 exceeds $1,500,000; provided, however, that in no event shall such payment to the Seller for calendar year 1997 exceed $200,000.

                           (iii) For calendar year 1998, if, but only if, EBIT of the Buyer exceeds $2,100,000 and Cash Flow of the Buyer exceeds $1,700,000, the Buyer shall pay to the Seller fifty percent (50%) of the amount, if any, by which Cash Flow of the Buyer for calendar year 1998 exceeds $1,700,000; provided, however, that in no event shall such payment to the Seller for calendar year 1998 exceed $250,000.

                           (iv) For calendar year 1999, if, but only if, EBIT of the Buyer exceeds $2,500,000 and Cash Flow of the Buyer exceeds $2,000,000, the Buyer shall pay to the Seller fifty percent (50%) of the amount, if any, by which Cash Flow of the Buyer for calendar year 1999 exceeds $2,000,000, provided, however that in no event shall such payment to the Seller for calendar year 1999 exceed $225,000.

                  (b) In addition, if, but only if, during the period from the Closing Date to December 31, 1999, EBIT of the Buyer exceeds $7,700,000 and Cash Flow of the Buyer exceeds $6,100,000, then an additional amount shall be paid by the Buyer to the Seller equal to $750,000 minus the sum of all amounts paid or payable to the Seller under Sections 3.3(a)(i) through (iv) above. It is the intention of the parties that the sum of all earn-out installments under this
Section 3.3 shall not exceed $750,000 under any circumstances.

                  (c) All determinations under this Section 3.3 shall be made in accordance with the following provisions:

                           (i) Except as expressly stated otherwise herein, all determinations for purposes of this Section 3.3 shall be made in accordance with GAAP, consistently applied with the accounting policies and procedures of Ducommun. Ducommun shall not make any changes to Ducommun's accounting policies or procedures for the purpose of intentionally avoiding or diminishing the amount of earn-out installments payable under this Section 3.3. However, the parties recognize and agree that, as a public company, Ducommun must maintain consistent accounting policies and procedures among its subsidiaries, divisions and operating units. Accordingly, after the Closing Date, the accounting policies and procedures of the Buyer will be different from the accounting policies and procedures historically maintained by the Seller and will be consistent with Ducommun's accounting policies and procedures.

                           (ii) All determinations for purposes of this Section
         3.3 shall be made without regard to any purchase accounting adjustments made by Ducommun or the Buyer in establishing the initial balance sheet of the Buyer as of the Closing Date. Without limiting the foregoing, the determinations under this Section 3.3 shall not be impacted by (A) any write-up of the fixed and/or intangible assets of the Buyer under purchase accounting as of the Closing Date, or (B) any write-down of assets, reserves recorded against assets, or reserves recorded in respect of liabilities by the Buyer under purchase accounting as of the Closing Date.

                           (iii) The Buyer's determination of the amounts due to the Seller shall be furnished to the Seller, together with payment of such amounts, not later than March 31 of the year following the relevant period. The Seller shall have the right to review all accounting records relevant to the making of such determinations by the Buyer. In the event that the Seller disagrees with any determination made by the Buyer, the Seller shall deliver to the Buyer, within 30 days after receipt of any such determination from the Buyer, a written statement specifying the amount of the additional payment to which the Seller believes it is entitled, and the nature and reasons for its disagreement with the Buyer's determination. If the Seller and the Buyer are unable to resolve any such disagreement within 30 days after receipt by the Buyer of the written statement from the Seller, the matter shall be submitted to an Independent Accounting Firm mutually acceptable to the Seller and the Buyer. The Independent Accounting Firm shall follow such procedures as it deems appropriate for obtaining the necessary information in considering the positions of the Seller and the Buyer but shall not conduct an independent audit, and shall render its determination on the matter, which shall be final, conclusive and binding upon the Buyer and the Seller.

                           (iv) Fees and expenses for the Independent Accounting Firm (l) shall be paid by the Seller and DeMuro if the Buyer's determination is affirmed by the Independent Accounting Firm, (2) shall be paid by the Buyer if the Seller's determination is affirmed by the Independent Accounting Firm or (3) shall be apportioned among the Buyer on the one hand, and the Seller and DeMuro on the other, if the Independent Accounting Firm determines that an additional amount is due the Seller over and above the amount determined by the Buyer; such apportionment shall be made so that the Buyer shall pay the percentage of the fees and expenses equal to the percentage determined by dividing
         (A) the additional amount to be paid by the Buyer to the Seller by (B) the additional amount asserted by the Seller.

                  (d) Any additional payment required pursuant to Section 3.3(c)(iv) shall include interest from the date that the Buyer's determination was delivered to the Seller at an annual rate equal to the Prime Rate in effect as of such date.

                  (e) The parties to this Agreement agree that the Buyer shall operate its business consistent with sound business practices and financial management. Subject to the foregoing, the parties intend that each of the Buyer and DeMuro shall make reasonable best efforts to maximize the long-term financial performance of the business that the Buyer is acquiring from the Seller, and to maximize the EBIT and Cash Flow of such business, both during and after the earn-out period set forth in this Section 3.3.

                  SECTION 3.4 TIME AND PLACE. The closing with respect to the Transactions (the "Closing") shall take place at such location as may be agreed by the parties at 10:00 a.m. local time on June 28, 1996 to be effective as of 11:59 p.m. on June 28, 1996 or such other time and date as may be agreed by the parties (the "Closing Date"), but in no event later than July 1, 1996.

                  SECTION 3.5 PAYMENT OF TAXES AND OTHER CHARGES. At the Closing, the Buyer and the Seller shall each pay one-half of, and from the Closing Date shall each be responsible for one-half of, all real property transfer, sales, value added, use, documentary stamp and recording charges imposed by any governmental entity in connection with the transfer of the Acquired Assets. Each of the Buyer, on the one hand, and the Seller and DeMuro on the other, shall prepare and file, and shall fully cooperate with the other party with respect to such preparation and filing of, any returns and other filings relating to any such Taxes, fees, charges, or transfers, as may be required.

                  SECTION 3.6 THE SELLER'S DELIVERIES AT CLOSING. At the Closing, the Seller will deliver, or cause to be delivered, to the Buyer the following:

                  (a) a duly executed and acknowledged lease in the form attached as Exhibit 3.6(a) hereto (the "Buyer's Lease");

                  (b) duly executed assignments of all Contracts in form satisfactory to the Buyer and the Seller;

                  (c) a duly executed bill of sale with respect to the Equipment, Inventory, Books and Records and the other Acquired Assets in form satisfactory to the Buyer and the Seller;

                  (d) a notice to each of the parties under the Contracts required pursuant to Section 6.4;

                  (e) copies of all Contracts, together with original copies of any consents to the assignment of such Contracts;

                  (f) all surveys, plans and specifications relating to the Real Property that are in the Seller's possession;

                  (g) original certificates of title with respect to the Equipment, including without limitation, any motor vehicles, duly endorsed by the Seller to the Buyer;

                  (h) an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, special counsel to the Seller, DeMuro and the DeMuro Trust, in form and substance satisfactory to the Buyer and its counsel;

                  (i) good standing certificate of the Seller, certified by the Arizona Corporation Commission, and tax clearance certificate from the Arizona Department of Revenue;

                  (j) a duly executed Non-Disturbance, Attornment, Estoppel and Subordination Agreement, in form and substance satisfactory to the Buyer; and

                  (k) all other documents, instruments and writings reasonably requested by the Buyer to be delivered by the Seller at or prior to the Closing.

                  SECTION 3.7 THE BUYER'S DELIVERIES AT CLOSING. At the Closing, the Buyer will deliver, or cause to be delivered, to the Seller the following:

                  (a) the Cash Portion of the Purchase Price;

                  (b) the duly executed Note;

                  (c) a duly executed assumption agreement of all Contracts assigned to the Buyer that require the Buyer's assumption of the obligations thereunder in form satisfactory to the Buyer and the Seller;

                  (d) an assumption and assignment agreement in connection with all other Assumed Liabilities to be assumed by the Buyer pursuant to Section 2.6 hereof in form satisfactory to the Buyer and the Seller;

                  (e) the duly executed Employment Agreement between the Buyer and DeMuro in the form attached hereto as Exhibit 3.7 hereto;

                  (f) a duly executed and acknowledged Buyer's Lease;

                  (g) an opinion of Gibson, Dunn & Crutcher, special counsel to Ducommun, in form and substance satisfactory to the Seller and its counsel;

                  (h) a duly executed Non-Disturbance, Attornment, Estoppel and Subordination Agreement, in form satisfactory to the Seller; and

                  (i) all other documents, instruments and writings reasonably requested by the Seller to be delivered by the Buyer at or prior to the Closing.

                                       ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES OF
                        THE SELLER, DEMURO AND THE DEMURO TRUST

                  The Seller, DeMuro and the DeMuro Trust hereby jointly and severally represent and warrant to each of Ducommun and the Buyer that:

                  SECTION 4.1 ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and the Seller is duly qualified or authorized to do business in each jurisdiction in which such qualification or authorization is required.

                  SECTION 4.2 AUTHORIZATION. Each of the Seller, DeMuro and the DeMuro Trust have full power and authority to enter into this Agreement and to perform its or his obligations under this Agreement and to consummate the Transactions. This Agreement and all other agreements or instruments herein contemplated to be executed by the Seller, or to the extent they are a party thereto, DeMuro or the DeMuro Trust, are the valid and binding agreements of the Seller, DeMuro and the DeMuro Trust, enforceable against each of them in accordance with their respective terms. For purposes of this agreement, the term "enforceable" shall be subject to laws of general application relating to bankruptcy, insolvency and relief of debtors and general principles of equity.

                  SECTION 4.3 CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by the Seller, DeMuro or the DeMuro Trust nor the consummation of the Transactions by the Seller, DeMuro and the DeMuro Trust will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, change any other rights pursuant to, or conflict with, the Seller's charter documents or bylaws, or any agreement, indenture or other instrument to which the Seller, DeMuro or the DeMuro Trust is a party or by which any of the Seller's, DeMuro's or the DeMuro Trust's properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Seller, DeMuro or the DeMuro Trust. All consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all taxes, fees, fines, and penalties to, any governmental or regulatory authority or any other person (either governmental or private) required in connection with the execution and delivery by the Seller, DeMuro or the DeMuro Trust of this Agreement or the consummation of the

Transactions by the Seller, DeMuro and the DeMuro Trust including, without limitation, the WARN Act, have been obtained, made and satisfied.

                  SECTION 4.4 LICENSES AND PERMITS. The Seller is duly licensed, with all requisite permits and qualifications, as required by applicable law for the purpose of conducting its business or owning its properties. The Seller is in material compliance with all such licenses, permits and qualifications.

                  SECTION 4.5 SUBSIDIARIES. The Seller does not have any subsidiaries or any other equity interest in any corporation, partnership or similar entity.

                  SECTION 4.6 FINANCIAL STATEMENTS. Schedule 4.6 contains the following financial statements of the Seller (collectively, the "Financials"):
(a) audited balance sheets and statements of income, retained earnings and cash flows, and notes thereto as of and for the fiscal years ended September 30, 1995, September 30, 1994 and September 30, 1993 (the "Audited Financials"), (b) the March Financials, (c) the unaudited balance sheet and statements of income for the three months ended December 31, 1995 (the "December Financials") and (d) the unaudited balance sheet (the "Most Recent Balance Sheet") and statements of income (the "May Financials" and together with the December and March Financials, the "Interim Financials") for the eight months ended May 31, 1996 (the "Balance Sheet Date"). The Financials have been prepared in accordance with GAAP consistently applied with prior periods, are complete and correct and fairly present the financial condition and results of operations of the Seller as of the dates and for the periods indicated thereon, and contain and reflect adequate reserves for all material liabilities and obligations of any nature, whether absolute, contingent or otherwise, except for reserves not required to be maintained under GAAP and, with respect to the Interim Financials, subject to year end audit adjustments. Except as may be noted thereon, the statements of income included in the Financials do not contain any material items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business. The books of account of the Seller have been maintained in all material respects in accordance with sound business practices, and there have been no material transactions involving the Seller that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth. For purposes of this Section 4.6, "material" shall mean equal to or greater than $50,000 in the aggregate.

                  SECTION 4.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed on
Schedule 4.7, since March 31, 1996, there has not occurred:

                  (a) Any adverse change in the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Seller not reflected in the Financials and that has resulted in or to the Seller's knowledge, may result in a loss to the Seller of more than $10,000;

                  (b) [Reserved];

                  (c) Except for changes in delivery schedules and scope of work in the ordinary course of business consistent with past practices, any amendment or modification of any Material Contract (as defined below), or any termination of any agreement that would have been a Material Contract were such agreement in existence on the date hereof;

                  (d) Except in the ordinary course of business consistent with past practices, any increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash bonus to, any officer, director or employee of, or consultant to, the Seller;

                  (e) Any transaction by the Seller, whether or not covered by the foregoing, not in the ordinary course of business;

                  (f) Any alteration in the manner of keeping the books, accounts or records of the Seller, or in the accounting practices therein reflected;

                  (g) Any declaration or payment of any dividends or distributions by the Seller, any acquisition or redemption by the Seller of any of its equity securities or any loan by the Seller to any of its security holders;

                  (h) To Seller's knowledge, any loss or threatened loss of a customer to whom sales in the previous 12 months exceeded $50,000;

                  (i) Any damage or destruction to, or loss of, any assets or property owned, leased or used by the Seller (whether or not covered by insurance) in excess of $10,000; or

                  (j) Any agreement to do any of the things described in the preceding subsections (a) - (i) of this Section 4.7.

                  SECTION 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. To Seller's knowledge, there are no liabilities of the Seller, whether absolute, accrued, contingent or otherwise, and whether due or to become due, not reflected on or reserved for in the Most Recent Balance Sheet or the Closing Balance Sheet, as applicable, except for executory obligations under Material Contracts (as defined below) and immaterial contracts for the purchase of supplies or the sale of products incurred in the ordinary course of business. There are no commitments, contracts or undertakings covering the purchases of items of Inventory in excess of the Seller's normal operating requirements or covering the purchases of items of Equipment in excess of the requirements of the Seller.

                  SECTION 4.9 ESTIMATED COSTS TO COMPLETE. Schedule 4.9 sets forth, for each Contract specified therein, as of the Balance Sheet Date: (i) the customer, (ii) the purchase order or contract number, (iii) the contract date, (iv) the total contract value (i.e., sales price of products), (v) the total costs incurred by the Seller to date, (vi) the sales price of products sold to date, (vii) the estimated costs for the Seller to complete the contract, and (viii) the estimated loss on the contract. The "estimated cost for the Seller to complete the contract" and the "estimated loss on the contract" for each Contract set forth on Schedule 4.9 are, to the knowledge of the Seller, true, complete and correct and since the Balance Sheet Date, there has not been any adverse change in such amounts in excess of $10,000.

                  SECTION 4.10      PROGRESS PAYMENTS.

                  (a) Except as disclosed on Schedule 4.10, the Seller has not received any progress payments, milestone payments, advance payments, deposits or other similar payments from customers (collectively, "Progress Payments") with respect to the Contracts. Schedule 4.10 sets forth a complete and correct list with respect to all Progress Payments under each such Contract of the following as of the Balance Sheet Date; (i) the customer, (ii) the purchase order or contract number, (iii) the contract date, (iv) the total contract value (i.e., sales price of products), (v) the number of Progress Payment requests submitted to date, (vi) the date and amount of each such Progress Payment requested submitted, (vii) the aggregate amount of Progress Payment requests submitted under the Contract, (viii) the aggregate amount of Progress Payment requests receivable (i.e., not collected under the Contract).

                  (b) All Progress Payment requests submitted by the Seller have been in material compliance with the contractual terms and with applicable U.S. Government laws and regulations, including but not limited to, the FAR and related cost accounting standards. All Progress Payment requests submitted by the Seller on the date of each such Progress Payment request have been for an amount equal to 85% or less of the actual costs incurred by the Seller under the applicable Contract in accordance with the FAR and the related cost accounting standards.

                  (c) A liability has been accrued on the Most Recent Balance Sheet, and will be accrued on the Closing Balance Sheet, in an amount equal to the sum of all unliquidated Progress Payments received by the Seller as of the date of such balance sheet.

                  (d) During the periods covered by the Financials and with respect to the Closing Balance Sheet, the Seller has accounted for Progress Payments in accordance with GAAP and the following: (i) on or since October 1, 1995, Progress Payment requests and/or billings have not been recorded as sales or income to the Seller prior to shipment of products, (ii) at the time a Progress Payment request and/or billing was submitted to a customer, the Seller has established an account receivable and a liability in the same amount on the Seller's balance sheet, (iii) at the time a Progress Payment was received from a customer, the Seller has reduced the account receivable by the amount of the Progress Payment received, and has continued to maintain the liability in the same amount on the Seller's balance sheet, and (iv) at the time a product has been shipped to a customer with respect to which Progress Payments have been received, the Seller has (A) reduced the liability previously recorded on its balance sheet with respect to such Progress Payments, (B) included in the cost of goods sold the amount of such Progress Payment liability, and (C) reduced Inventory by the amount of such Progress Payment liability plus any other costs carried in Inventory with respect to such shipped products.

                  SECTION 4.11      INVENTORY.

                  (a) The Most Recent Balance Sheet contains a reserve of $338,376, and the Closing Balance Sheet will contain a reserve of not less than $338,376 (the "Inventory Reserve"). The inventory write-off and valuation procedures utilized in the preparation of the Closing Balance Sheet will be consistent with the procedures used in the preparation of the March 31, 1996 balance sheet. Except for the amount of the Inventory Reserve, the Inventory as of the Closing Date when taken as a whole (i) does not contain excess, slow-moving, obsolete or defective Inventory, (ii) is good and merchantable, of a quantity and quality salable in the ordinary course of business of the Seller, and (iii) is carried on the books and records of the Seller at the lower of cost (on a first-in, first-out basis) or market consistent with the past practices of the Seller.

                  (b) The accounting practice of the Seller has been to write-off to a "zero" value any part numbers in Inventory that have not had usage in the past two (2) years. The items of Inventory and the costs carried in Inventory as of the Closing Date for part numbers that have not had usage in the past two (2) years will be written off to a "zero" value on the Closing Balance Sheet.

                  (c) The Inventory has been purchased or built by the Seller only in support of customer orders or requirements under the Contracts. If the Seller has purchased, built or is building any Inventory in excess of the customer orders or requirements under the Contracts, then any such excess Inventory has been or will be written down to a "zero" value on the Closing Balance Sheet.

                  (d) The Inventory carrying value on the Most Recent Balance Sheet does not, and on the Closing Balance Sheet will not, contain any costs related to Contracts which have been completed.

                  SECTION 4.12 ACCOUNTS RECEIVABLE. Schedule 2.2(e) is an accurate aging of the Accounts Receivables of the Seller at the Balance Sheet Date. The Accounts Receivable on Schedule 2.2(e) and any Accounts Receivable arising since the date thereof and recorded on the Closing Balance Sheet are duly enforceable, subject to no right of offset, and all work required to be performed by the Seller thereunder was duly performed in all material respects. Such Accounts Receivable are, to the Seller's knowledge, fully collectible.

                  SECTION 4.13 REAL PROPERTY; BUYER'S LEASE. The Seller does not own any real property. Schedule 4.13 sets forth a complete description of each parcel of real property leased or otherwise used by the Seller. The Buyer's Lease, when executed and delivered by the lessor thereunder, will be a valid, binding and enforceable obligation of the lessor and in full force and effect.

                  SECTION 4.14 LETTERS OF CREDIT, BONDS, ETC. (a) Except as disclosed in Schedule 4.14(a), the Seller is not the beneficiary of any letters of credit, performance or other bonds, or any other financial instruments guaranteeing the payment or performance of any third party under any Contract, and (b) except as disclosed in Schedule 4.14(b), the Seller is not required to provide any letter of credit, performance or other bond, or any other financial instrument for the purpose of guaranteeing the Seller's payment or performance under any Contract, including without limitation, any Government Contract.

                  SECTION 4.15 BACKLOG. On the Balance Sheet Date, the firm customer backlog of the Seller was $14,661,000. Schedule 4.15 sets forth a complete and correct listing of the amount of firm customer backlog by customer, and calendar year of scheduled delivery. As used in this Section, "firm customer backlog" means purchase orders or contracts from customers with fixed prices, fixed quantities and fixed delivery dates. Since the Balance Sheet Date, the Seller has not received any written notification from any customer that any of such firm customer backlog may be canceled, rescheduled beyond six months and revised by an amount in excess of $100,000.

                  SECTION 4.16 ACCOUNTING PRINCIPLES, POLICIES AND PROCEDURES. Except as set forth on Schedule 4.16, on or since October 1, 1994, the Seller has not made any material change to its accounting principles, policies or procedures. Schedule 4.16 sets forth a complete and correct description of each such change in accounting principles, policies and procedures, including, but not limited to, the date of such change, the reason for such change, a description of such change and the effect of such change on the financial results of the Seller as reflected in the Financials. For purposes of this
Section 4.16, "material" shall mean an effect of $25,000 or more in the aggregate.

                  SECTION 4.17 ENVIRONMENTAL MATTERS. Except as set forth in
Schedule 4.17:

                  (a) The Seller is, and at all times has been, in all material respects in full compliance with all applicable Environmental Protection Laws;

                  (b) The Seller has obtained, and is in substantial compliance with, all permits, licenses and other authorizations under applicable Environmental Protection Laws which are required in connection with its business and operations, all of which are in full force and effect;

                  (c) No portion of the Real Property or, during the Seller's ownership or occupancy thereof, any other property previously owned, leased, occupied or operated by the Seller (i) contains, or has been used in any manner at any previous time for the treatment, storage or disposal of any Regulated Substance except for temporary storage of Regulated Substances in compliance with Environmental Protection Laws; (ii) contains underground tanks of any type, or any materials containing PCBs or any asbestos; or (iii) contains any surface or sub-surface conditions, that constitute, or that through the physical effects of the passage of time may constitute, a public or private nuisance;

                  (d) There has been no contamination, whether of soil, groundwater or otherwise, on, in, under or about the Real Property or any other property previously owned, leased, occupied or operated by the Seller;

                  (e) There has been no spill, discharge, disposal, leak, emission, injection, escape, dumping or release of any Regulated Substance on, in, under or about the Real Property, or any other property previously owned, leased, occupied or operated by the Seller;

                  (f) No portion of the Real Property or any other property previously owned, leased, occupied or operated by the Seller has been designated, listed, or identified in any manner by the EPA, or any other federal, state, local or other governmental agency or instrumentality, or under and pursuant to any Environmental Protection Law as a hazardous waste or hazardous substance disposal or removal site, Superfund or clean-up site, or candidate for clean-up, investigation, removal or closure pursuant to any Environmental Protection Law;

                  (g) The Seller has not received at any time any summons, citation, notice, directive, letter or other written communication from the EPA or any other federal, state, local or other governmental agency or instrumentality, authorized pursuant to an Environmental Protection Law; and

                  (h) The Seller has not received at any time any summons, citation, notice, directive, letter or other written communication of any potential claim or liability under any Environmental Protection Law, including, without limitation, any notification as a potentially responsible party with respect to any Superfund or other clean-up site.

                  SECTION 4.18      INTANGIBLE PERSONAL PROPERTY.

                  (a) Schedule 4.18 sets forth a complete and correct list of each Intangible Personal Property of the Seller.

                  (b) Except as set forth on Schedule 4.18:

                           (i) There have been no actions or other judicial or adversary proceedings involving the Seller concerning any item of Intangible Personal Property, and, to the knowledge of the Seller, no such action or proceeding is threatened and no claim or other demand has been made by any Person relating to any item of Intangible Personal Property;

                           (ii) The Seller has the right and authority to use each item of Intangible Personal Property in connection with the conduct of its businesses in the manner presently conducted and to convey such right and authority, and such use does not, to Seller's knowledge, conflict with, infringe upon or violate any patent, copyright, trademark or registration of any other person or entity; and

                           (iii) There are no outstanding or, to the knowledge of the Seller, threatened disputes or disagreements with respect to any License.

                  (c) The conduct by the Seller of its business, and the manufacture and sale by the Seller of its products, does not, to Seller's knowledge, conflict with, infringe upon or violate any patent, copyright, trademark or registration of any other person or entity.

                  SECTION 4.19      LABOR AND EMPLOYMENT-RELATED AGREEMENTS.

                  (a) Schedule 4.19 sets forth a complete and correct list of the following:

                           (i) Each Employment-Related Agreement; and

                           (ii) The name of each employee or agent of or consultant to the Seller to whom the Seller paid $50,000 or more during the fiscal year ended September 30, 1995, or whose current monthly compensation is at an annual rate of $50,000 or more.

                  As used in this Section 4.19, the word "agreement" includes both oral and written contracts, understandings, arrangements and other agreements.

                  (b) The Seller has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of Taxes.

                  (c) The Seller is not a party to or bound by any collective bargaining agreement. To the knowledge of the Seller, no organizational effort is presently being made or threatened with respect to employees of the Seller, and no such organizational effort has been made within the three-year period prior to the date hereof.

                  (d) No unfair labor practice complaint is pending against the Seller before the National Labor Relations Board or any federal, state or local agency, and, to the knowledge of the Seller, no labor strike, grievance or other labor trouble affecting the Seller is pending or threatened.

                  (e) No sex discrimination, racial discrimination, age discrimination or other employment-related allegation, claim, suit or proceeding has been made in writing since December 31, 1992, and to the knowledge of the Seller, no reasonable basis exists for any present or former employee of the Seller to bring any such allegation, claim, suit or proceeding.

                  (f) All reasonably anticipated obligations of the Seller, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, advances, salaries, bonuses, vacation and holiday pay, sick leave and other forms of compensation payable to the employees or agents of the Seller in respect of the services rendered by any of them on or prior to the date hereof have been paid or adequate accruals therefor have been made in the books and records of the Seller and in the Closing Balance Sheet to the extent required to be recorded under GAAP.

                  (g) To the knowledge of the Seller, none of the top 15 most highly compensated employees of the Seller plans to terminate employment with the Buyer during the next 12 months.

                  (h) The Seller has provided the Buyer with true and correct copies of all Employment-Related Agreements.

                  SECTION 4.20 EMPLOYEE BENEFIT PLANS; ERISA. The only "employee welfare benefit plans" or "employee pension benefit plans" as defined by Section 3 of ERISA that are maintained by the Seller with respect to any of the employees of the Business are those disclosed in Schedule 4.19 attached hereto (which are collectively referred to as the "Employee Benefit Plans"). Each of the Employee Benefit Plans is qualified under Section 401 of the Code, each of the trusts maintained with respect thereto is exempt from federal income taxation under Section 501 of the Code or has the right to be retroactively amended so as to qualify, and, to the Seller's knowledge, nothing has occurred which would cause a loss of such qualification or exemption or the imposition of any penalty under Section 4971 of the Code. All contributions required by law to be made under the Employee Benefit Plans with respect to the period through December 31, 1995 and any required installment in respect of employees of the Business as of the Closing Date for calendar year 1996 will be made by the Seller within the periods allowed by law. The Seller has not incurred any liability to the Pension Benefit Guaranty Corporation with respect to any of such Plans. Except as set forth in Schedule 4.20 attached hereto:

                  (a) No "reportable" event (within the meaning of ERISA) with respect to which the thirty (30) day notice requirement has not been waived has occurred and is continuing with respect to any of the Employee Benefit Plans;

                  (b) There are no material claims or lawsuits which have been asserted or instituted against the assets of any of the trusts under the Employee Benefit Plans;

                  (c) The Employee Benefit Plan has been maintained, operated and administered in all material respects in accordance with their terms and with all provisions of ERISA and other applicable laws; and

                  (d) No Employee Benefit Plan is a multi-employer plan as defined in Section 3(37) of ERISA.

                  SECTION 4.21      MATERIAL CONTRACTS AND RELATIONSHIPS.

                  (a) Except for agreements specifically identified on other Schedules, Schedule 4.21(a) sets forth a complete and correct list of the following:

                           (i) All agreements (or groups of agreements with one or more related entities) between the Seller and any customer or supplier in excess of $25,000 and all agreements and blanket purchase orders extending beyond 12 months;

                           (ii) All agreements that relate to the borrowing or lending by the Seller of any money or that create or continue any material claim or Lien against, or right of any third party with respect to, any material asset of the Seller;

                           (iii) All agreements by which the Seller leases any real property, has the right to lease any real property or leases capital equipment and all other leases involving the Seller as lessee or lessor;

                           (iv) All agreements to which the Seller is a party
not in the ordinary course of business;

                           (v) All agreements with respect to the conduct of the Business to which the Seller, on the one hand, and any shareholder of the Seller or any of their respective Affiliates (all such shareholders and Affiliates being collectively referred to herein as "Related Parties"), on the other hand, are parties or by which they are bound;

                           (vi) All agreements or commitments relating to
commission arrangements with others;

                           (vii) All Licenses, whether as licensor or licensee;

                           (viii) All agreements between the Seller and its
sales representatives, distributors and dealers;

                           (ix) All agreements between the Seller and its
customers relating to volume rebates or price reductions; and

                           (x) All other agreements to which the Seller is a party or by which it is bound and that involve $25,000 or more or that extend for a period of one year or more.

As used in this Section 4.21, the word "agreement" includes both written and, to Seller's knowledge, oral contracts, leases, understandings, arrangements and all other agreements. The term "Material Contracts" means the agreements of the Seller required to be disclosed on Schedule 4.21(a), including agreements specifically identified in other Schedules.

                  (b) All of the Material Contracts are in full force and effect, are valid and binding and are enforceable in accordance with their terms against the Seller and, to the Seller's knowledge, against the other party except for bankruptcy and similar laws affecting the enforcement of creditors' rights generally. To Seller's knowledge, there are no liabilities of any party to any Material Contract arising from any breach or default of any provision thereof and to Seller's knowledge, no event has occurred that, with the passage of time or the giving of notice or both, would constitute a breach or default by any party thereto.

                  (c) To Seller's knowledge, the Seller has fulfilled all material obligations required pursuant to each Material Contract to have been materially performed by the Seller prior to the date hereof, and the Seller has no reason to believe that the Seller will not be able to fulfill, when due, all of its obligations under the Material Contracts that remain to be performed after the date hereof.

                  (d) The Seller has taken all reasonable actions to maintain, and to Seller's knowledge continues to maintain, good relations with its existing customers, suppliers and agents.

                  SECTION 4.22 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller nor any key employee, or to Seller's knowledge, and agent or other person acting on the Seller's behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) that would subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

                  SECTION 4.23 TRANSACTIONS WITH RELATED PARTIES. Except as set forth on Schedule 4.23, since September 30, 1992, (i) there have been no transactions by the Seller with any Related Party and (ii) there are no written agreements now in effect between the Seller and any Related Party. In addition, none of the transactions with any Shareholder or Related Party that have occurred since such date has provided to the Seller assets, income, financing or business on a basis significantly more or less favorable than that available from unaffiliated persons. As to such transactions and agreements, Schedule 4.23 also (i) states the amounts due from the Seller to any Related Party and the amounts due from any Related Party to the Seller, (ii) describes the transactions out of which such amounts due arose and (iii) describes any interest of the Seller or any Related Party in any supplier or customer of, or any other entity that has had business dealings with, the Seller. After the Closing, there will be no obligations or other liabilities between the Buyer, on the one hand, and the Seller or any Related Party, on the other hand, other than pursuant to this Agreement.

                  SECTION 4.24 COMPLIANCE WITH LAWS. Except as set forth on
Schedule 4.24, since January 1, 1993, the operation, conduct and ownership of the property or business of the Seller are being, and at all times have been, conducted, in all material respects, in compliance with all applicable federal, state, local and other (domestic and foreign) laws, rules, regulations and ordinances and all judgments and orders of any court, arbitrator or governmental authority applicable to it.

                  SECTION 4.25 LITIGATION. Except as set forth on Schedule 4.25, there is no legal, administrative, arbitration or other proceeding, or any governmental investigation, pending or, to the knowledge of the Seller, threatened against or otherwise affecting the Seller, any of its assets or the Business, and the Seller does not have knowledge of any fact that might reasonably be expected to form the basis for any such proceeding or investigation.

                  SECTION 4.26 TAXES. Except as set forth on Schedule 4.26:

                  (a) The Seller has timely filed all Tax Returns required to have been filed by it for all taxable periods ending on or prior to the date hereof, and has paid all Taxes due to any taxing authority with respect to all taxable periods ending on or prior to the date hereof, or otherwise attributable to all periods prior to the date hereof. The accrual for Taxes on the Most Recent Balance Sheet and the Closing Balance Sheet is sufficient for the payment of all Taxes that were or are payable by the Seller. The Tax returns and reports filed are true and correct in all material respects. The Seller has not requested any extensions of time within which to file returns and reports in respect of any Taxes;

                  (b) [Reserved].

                  (c) The Seller has not received notice that the IRS or any other taxing authority has asserted against the Seller any deficiency or claim for additional Taxes in connection therewith in excess of amounts currently scheduled as unpaid;

                  (d) All Tax deficiencies asserted or assessed against the Seller have been paid or finally settled and no issue has been raised by the IRS or any other taxing authority in any examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined;

                  (e) There is no pending or, to the knowledge of the Seller, threatened action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made by the Seller with respect to Taxes previously paid;

                  (f) All amounts that are required to be collected or withheld by the Seller, or with respect to Taxes of the Seller, have been duly collected or withheld; all such amounts that are required to be remitted to any taxing authority have been duly remitted;

                  (g) [Reserved];

                  (h) The Seller has not waived any statute of limitations with respect to the assessment of any Tax;

                  (i) There are no Liens for Taxes due and payable upon any assets of the Seller;

                  (j) None of the Assumed Liabilities is an obligation to make any payment that will be not deductible under Section 280G of the Code;

                  (k) The Seller has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated, unitary or other similar group for state, local or foreign Tax purposes;

                  (l) The Seller has had in effect a valid election under
Section 1362(a) of the Code (and any comparable provision of state, local or other tax laws) at all times during the taxable periods of Seller for which the applicable statute of limitations remains open;

                  (m) The Seller is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement;

                  (n) The Seller is not a party to or bound by any closing agreement or offer in compromise with any tax authorities;

                  (o) Since January 1, 1991, the Seller does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and the Seller has not engaged in a trade or business within any foreign country that would require the filing of any foreign Tax Returns or the payment of any foreign Taxes; and

                  (p) The Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.


                  SECTION 4.27 INSURANCE. Schedule 4.27 sets forth a complete and correct list of all insurance policies and of all claims made by the Seller on any liability or other insurance policies during the past five years (other than workers' compensation claims). Schedule 4.27(a) is a complete and correct list of all insurance currently in place and accurately sets forth the coverages, deductible amounts, carriers and expiration dates thereof. Schedule 4.27(b) is a complete and correct list of all insurance with respect to which the policy period has expired, but for which certain of the coverage years are still subject to audit or retrospective adjustment by the carrier, and accurately sets forth such coverage years and the coverages, deductible amounts, carriers and expiration dates thereof. Except as set forth on Schedule 4.27(c), no notice or other communication has been received by the Seller from any insurance company within the three years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies, and, to the knowledge of the Seller, no such cancellation, amendment or increase of premiums is threatened.

                  SECTION 4.28 NO POWERS OF ATTORNEY OR SURETYSHIPS. Except as set forth on Schedule 4.28, (i) the Seller has not granted any general or special powers of attorney and (ii) the Seller does not have any obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                  SECTION 4.29 BROKERAGE FEES. No Person is entitled to any brokerage or finder's fee or other commission from the Seller in respect of this Agreement or the Transactions other than DAK Corporate Investors, Inc. No fees and expenses owed to DAK Corporate Investors, Inc. shall be accrued on the Closing Balance Sheet or paid by Ducommun or the Buyer.

                  SECTION 4.30 BANKING FACILITIES. Schedule 2.2(h) sets forth a complete and correct list of:

                  (a) The name and address of each bank, savings and loan, brokerage firm or similar financial institution in which the Seller has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat; and

                  (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

                  SECTION 4.31      OWNERSHIP AND CONDITION OF ACQUIRED ASSETS.

                  (a) The Seller is the lawful owner of or has the right to use and transfer to the Buyer each of the Acquired Assets and has good title to the Acquired Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, licenses, easements, encumbrances and claims of any kind or nature whatsoever, direct or indirect, accrued, absolute, contingent or otherwise (collectively "Liens") except (i) for any of the foregoing disclosed in Schedule 4.31(a) attached hereto, (ii) easements, covenants, rights of way and other similar restrictions of record ("Permitted Encumbrances"). The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Acquired Assets in the Buyer, free and clear of all Liens except for the Permitted Encumbrances. The Acquired Assets to be acquired at the Closing constitute all of the real, personal, and mixed assets, both tangible and intangible, that are presently used, held for use or otherwise relate to the Business, except for certain assets with an aggregate book value less than $5,000 owned by Hohokam Resources, an Arizona general partnership, which will be conveyed to the Buyer promptly following the Closing.

                  (b) All of the Acquired Assets are in good operating condition, normal wear and tear excepted, and to Seller's knowledge, sufficient to carry on the Business in the normal course as it is presently conducted.

                  SECTION 4.32 PRODUCT WARRANTY AND LIABILITY. Except for repair and rework of goods sold arising in the ordinary course of business and consistent with past practices, each product designed, manufactured, sold or leased by the Seller and all services performed by the Seller have been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no liability and there is no reasonable basis for any present or future action, suit or proceeding giving rise to any liability, of replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the Most Recent Balance Sheet and the Closing Balance Sheet. During the eight months ended May 31, 1996, the total cost, including labor, material and allocated overhead, incurred by the Seller for product warranties and returns of defective products was less than $70,000. To the knowledge of the Seller, the Seller does not have any liability, and there is no reasonable basis for any present or future action, suit or proceeding giving rise to any liability, arising out of any injury to persons or property as a result of any products designed, manufactured, sold or leased by the Seller or any services performed by the Seller. The Seller has not received any written notice that an action, suit or proceeding has been, or in the future may be, made alleging that products or services of the Seller are or were defective in any way.

                  SECTION 4.33 STANDARDS AND CERTIFICATIONS. The products designed, manufactured, sold and leased by the Seller meet and have received, all standards established by relevant standard- setting organizations and all certifications from relevant safety and standards testing and certifying organizations.

                  SECTION 4.34      GOVERNMENT CONTRACTS.

                  (a) GOVERNMENT CONTRACTS COMPLIANCE. With respect to each and every Government Contract to which the Seller is a party: (i) the Seller has complied with all material terms and conditions of such Government Contract, including all material clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Seller has complied with all applicable requirements of statute, rule, regulation, order or agreement pertaining to such Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were current, accurate and complete in all material respects as of their effective date, and the Seller has complied with all such material representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified the Seller in writing that the Seller has breached or violated any applicable statute, rule, regulations, certification, representation, clause, provision or requirement;
(v) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) no cost incurred by the Seller has been questioned or disallowed; and (vii) no money due to the Seller has been (of has attempted to be) withheld or set off. For purposes of this Section 4.34(a), "material" shall mean any term, condition, event, circumstance, breach, violation or anything else that could result in liability in excess of $25,000 in the aggregate.

                  (b) INVESTIGATIONS AND AUDITS. (i) Neither the Seller nor any of the Seller's directors, officers, employees, agents or consultants is (or for the last five years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; (ii) the Seller has not made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could lead, either before or after the Closing, to any of the consequences set forth in Section 4.33(b)(i) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (c) CLAIMS. There exist (i) no outstanding claims or disputes against the Seller, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; (ii) to the Seller's knowledge, no facts upon which such a claim may be based in the future; (iii) no disputes between the Seller and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract; and (iv) to the Seller's knowledge no facts over which such a dispute may arise in the future. To the Seller's knowledge, the Seller has no interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

                  (d) NO SUSPENSION OR DEBARMENT. Neither the Seller nor any of the Seller's directors or officers is (or for the last five years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. To the knowledge of the Seller, there are no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Seller in the future.

                  (e) COST AND/OR PRICING DATA. All "cost and/or pricing data" (as defined in the Truth-in-Negotiations Act, as amended, and the FAR) provided and/or certified by the Seller to the U.S. Government or any prime contractor with respect to each Government Contract is true and correct in all material respects and neither the Seller nor any of its directors, officers, or employees has provided any defective or inaccurate cost and/or pricing data with respect to any Government Contract.

                  SECTION 4.35 DISCLOSURE. The information provided by the Seller or DeMuro in (i) all documents identified or referenced in this Agreement or any Schedule or Exhibit to this Agreement, and (ii) the documents listed on
Schedule 4.35 (collectively, the "Specified Documents"), does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not materially false or misleading. To Seller's knowledge, copies of the Specified Documents heretofore or hereafter delivered or made available by the Seller or DeMuro to Ducommun or the Buyer pursuant hereto were or will be complete and accurate records of such documents.

                                       ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF DUCOMMUN

                  Ducommun hereby represents and warrants to the Seller and DeMuro that:

                  SECTION 5.1 ORGANIZATION AND CORPORATE AUTHORITY. Ducommun is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. At the Closing, the Buyer will be a corporation duly organized, validly existing and a good standing under the laws of the State of Arizona. Ducommun has, and at the Closing the Buyer will have, all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. Other than the consent and approval of Ducommun's Board of Directors, which will be obtained prior to the Closing, all necessary action, corporate or otherwise, required to have been taken by or on behalf of Ducommun by applicable law, its charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of the Buyer of this Agreement and
(ii) the performance by the Buyer of its obligations under this Agreement and the consummation of the Transactions has been taken and, with respect to the Buyer, will be taken prior to the Closing. Subject to the foregoing, this Agreement and all agreements and instruments herein contemplated to be executed by Ducommun are, and, to the extent the Buyer will be a party thereto, will be, the valid and binding agreements of Ducommun and the Buyer, enforceable against each of them in accordance with their respective terms. The Buyer's Lease, when executed and delivered by the Buyer, will be a valid, binding and enforceable obligation of the Buyer and in full force and effect.

                  SECTION 5.2 CONSENTS AND APPROVALS. Other than the approval and consent of Ducommun's Board of Directors and its principal lender, Bank of America NT&SA, each of which will be obtained prior to the Closing, neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or performance required by any agreement, indenture or other instrument to which Ducommun or the Buyer is a party or by which any of its property is bound, its charter documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Ducommun or the Buyer. Subject to the foregoing, all consents, approvals and authorizations of, and declarations, filings and registrations with, any governmental or regulatory authority or any other Person (either governmental or private) required in connection with the execution and delivery by Ducommun or the Buyer of this Agreement or the consummation of the Transactions have been obtained, made and satisfied, except for any filings required to be made after the date hereof pursuant to the Securities Exchange Act of 1934, as amended, the regulations promulgated thereunder (the "Exchange Act") or the rules and regulations of any stock exchange on which Ducommun's securities are listed.

                  SECTION 5.3 BROKERAGE FEES. No Person is entitled to any brokerage or finder's fee or other commission from Ducommun or the Buyer in respect of this Agreement or the Transactions.

                  SECTION 5.4 DISCLOSURE. The Form 10-K for the fiscal year ended December 31, 1995 and the Form 10-Q for the three months ended March 30, 1996 filed by Ducommun with the Securities and Exchange Commission the ("SEC") pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements and facts contained therein, in light of the circumstances under which they were made, not materially false or misleading, and since March 30, 1996, there has been no material adverse change in the business or financial condition of Ducommun.

                                       ARTICLE VI

                                COVENANTS OF THE PARTIES

                  SECTION 6.1 CONDUCT OF BUSINESS. Except as Ducommun may otherwise consent in writing, from the date hereof through the Closing Date, the Seller shall:

                  (a) use its best efforts to pay, on or prior to the Closing, all debt and other liabilities of the Seller, except accounts payable and accrued expenses incurred in the ordinary course of business to be reflected on the Closing Balance Sheet to the extent necessary to consummate the Transactions;

                  (b) operate the Business only in the usual, regular and ordinary course and in accordance with past practice and, to the extent consistent with such operation, use its good faith efforts to: (i) preserve the Business' present business organization intact; (ii) keep available the services of the employees of the Seller; (iii) preserve all material business relationships with customers, suppliers, and others having business dealings with the Seller; (iv) keep all of the Acquired Assets in good working order and repair, ordinary wear and tear excepted; and (v) maintain in full force and effect all of the existing casualty, liability, and other insurance of the Business through the Closing Date in amounts not less than those in effect on the date hereof;

                  (c) maintain the Books and Records and accounts of the Business in the usual, regular and ordinary manner and on a basis consistent with past practices; and

                  (d) give to Ducommun, the Buyer and their counsel, accountants and other representatives, upon reasonable notice, and with a representative of the Seller present, reasonable access during normal business hours to all of the Acquired Assets and the personnel, books, tax returns, contracts, commitments and other records of the Seller related thereto and furnish to Ducommun, the Buyer and such representatives all such additional documents, financial information and information with respect to the Acquired Assets and Assumed Liabilities as Ducommun or the Buyer may reasonably request.

                  In addition to the foregoing, the Seller shall not, without the prior written consent of Ducommun, (i) materially amend, modify or terminate any Material Contract, lease or agreement of the Seller or relating to the Business or the Acquired Assets, (iii) make any increase in, or any commitment to increase, the compensation or benefits payable to any employee of the Seller,
(iii) enter into any lease, or make any commitment to enter into any lease or to purchase any Equipment.

                  SECTION 6.2 FURTHER ASSURANCES. At the Closing, the Seller, at the request of the Buyer or Ducommun, or the Buyer, at the request of the Seller, shall promptly execute and deliver all such further assignments, bills of sale, endorsements, and other documents, in form and substance reasonably satisfactory to the other party and its counsel, as such party may reasonably request in order to (a) vest in the Buyer title to and possession of the Acquired Assets, (b) perfect and record, if necessary, the sale, assignment, conveyance, transfer, and delivery to the Buyer of the Acquired Assets and (c) otherwise carry out or evidence the terms of this Agreement. At or after the Closing, the Seller shall promptly deliver to the Buyer and the Buyer shall promptly deliver to the Seller the original of any mail or other communication received by it after the Closing Date pertaining to or belonging to the other and any moneys, checks or other instruments of payment to which the other is entitled.

                  SECTION 6.3 EMPLOYEES; BENEFIT PLANS; MULTIEMPLOYER PLANS.

                  (a) The Buyer intends to offer employment to all employees employed by the Seller immediately prior to the Closing Date (the "Continuing Employees") at a comparable rate of pay or salary existing immediately prior to the Closing Date. Nothing in this Agreement shall limit in any way the right of the Buyer to change such rate of pay or salary, or to terminate the employment of such Continuing Employees after the Closing Date.

                  (b) The Seller shall be responsible for all obligations and liabilities of the Seller with respect to the Continuing Employees and former employees of the Seller prior to the Closing Date, including all such obligations of the Seller for salaries, vacation and holiday pay, severance payments, bonuses, retirement benefits, welfare benefits and other forms of compensation, benefits or other payments or liabilities of the Seller arising under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985; provided, however, that the Buyer agrees to assume and continue without interruption or reduction all vacation time and pay and sick pay accrued on the Closing Balance Sheet. No assets or liabilities of any Employment-Related Agreement of the Seller shall be transferred to any employee benefit plan established or maintained by the Buyer, and the Buyer does not agree to adopt or assume any obligations under such Employment-Related Agreements or to contribute to such Employment-Related Agreements or to adopt or provide benefits similar to such Employment-Related Agreements.

                  (c) Payroll withholding and tax reporting with respect to Continuing Employees will be terminated as of the Closing Date and the Seller will pay over to federal, state and local governments, in accordance with applicable law, all amounts withheld on or before the Closing Date. The Seller also agrees to issue, at Seller's expense, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date. Except as set forth in Section 6.3(a), the Buyer shall be responsible for all payroll responsibilities resulting from operations after the Closing Date.

                  SECTION 6.4 NOTICE OF SALE. In the event any Contract does not require the consent of the other party for the performance of any of the transactions covered thereby, the Seller and the Buyer will cooperate with each other in giving prompt notice to the other party to any such Contract to the effect that the Contract has been assigned to the Buyer.

                  SECTION 6.5 UNDERTAKINGS. The Seller and the Buyer each agree to use their good faith efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit such transactions to take place on the Closing Date. The Buyer and the Seller, will cooperate with one another in connection with their efforts to satisfy the closing conditions set forth in Article VII hereof.

                  SECTION 6.6 BOOKS AND RECORDS. For a period of five years from the Closing Date, the parties agree to allow the other party's representatives, attorneys, and accountants, at the such other party's own expense, access to the books and records of the Business upon reasonable request and during normal business hours for the purpose of examination and copying to the extent reasonably required in connection with any tax procedure, any obligation or duty hereunder, or compliance with any other legal duty or obligation.

                  SECTION 6.7 NO SOLICITATION. Prior to Closing or termination of this Agreement pursuant to Section 10.1 of this Agreement, neither the Seller, DeMuro nor any of the Seller's other officers, directors, shareholders, employees, representatives or agents will initiate, solicit or encourage, directly or indirectly any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the shareholders of the Seller) with respect to the acquisition of the Business or substantially all of the Acquired Assets.

                  SECTION 6.8 AMENDMENT TO THE SELLER'S ARTICLES OF INCORPORATION. No later than the business day following the Closing Date, the Seller shall file, with the Arizona Corporation Commission, an amendment to its Articles of Incorporation to change the name of the Seller from MechTronics of Arizona, Inc. to another name in order to permit the Buyer to amend its Articles of Incorporation to change the name of the Buyer to "MechTronics of Arizona Corp.", any derivation thereof, or such other name as the Buyer may choose. Each of the Seller and DeMuro further agrees to cooperate with the Buyer and to take such actions as the Buyer may reasonably request, to permit the

Buyer to use the name "MechTronics of Arizona" or any derivation thereof, including without limitation, assignment to the Buyer of the trademark "MechTronics of Arizona."

                                      ARTICLE VII

                                 CONDITIONS TO CLOSING

                  7.1 CONDITIONS TO THE OBLIGATIONS OF THE BUYER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of Ducommun and the Buyer to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Ducommun or the Buyer:

                  (a) the representations and warranties of each of the Seller and DeMuro contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if they were made on and as of the Closing Date, except that any such representation and warranty made as of a specified date (other than the date of this Agreement) shall have been true on and as of such date;

                  (b) each of the Seller and DeMuro shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or in any document delivered in connection herewith required to be performed and complied with by it or him on or before the Closing Date;

                  (c) the Buyer and Ducommun shall have received a certificate from each of the Seller and DeMuro, executed by a duly authorized officer of the Seller and DeMuro, as applicable, dated the Closing Date, certifying that the conditions specified in Sections 7.1(a) and (b) have been satisfied;

                  (d) all consents to the assignment of all Contracts requiring the consent of the other party thereto shall have been obtained pursuant to written instruments satisfactory to the Buyer, provided, however the parties recognize that all customer consents may not be obtained and the Buyer will act reasonably with respect to waiving such closing condition for customer consents; and

                  (e) Bank of America NT&SA shall have consented to, and provided financing for, the consummation of the Transactions by the Buyer.

                  7.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Seller:

                  (a) the representations and warranties of Ducommun contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if they were made on and as of the Closing Date, except that any such representation and warranty made as of a specified date (other than the date of this Agreement) shall have been true on and as of such date;

                  (b) Ducommun and the Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or in any document delivered in connection herewith, required to be performed and complied with by them on or before the Closing Date;

                  (c) the Seller shall have received a certificate executed by a duly authorized officer of each of Ducommun and the Buyer, dated the Closing Date, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied;

                  (d) Bank One Arizona NA, as the holder of the Series 1984 Industrial Development Revenue Bonds of the City of Phoenix, Arizona (Hohokam Resources Plant Construction Project), and the trustee of such bonds shall have consented to the consummation of the Transactions by the Seller; and

                  (e) the Buyer shall have duly executed and delivered this Agreement as indicated on the signature page hereof.

                  7.3 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. No statute, rule or regulation shall have been enacted or promulgated and no permanent injunction or preliminary injunction or other order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction in any proceeding or action, which enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

                                      ARTICLE VIII

                         CERTAIN AGREEMENTS AND UNDERSTANDINGS

                  SECTION 8.1       AGREEMENT NOT TO COMPETE.

                  (a) As additional consideration for the payments made or to be made by the Buyer under Sections 3.1, 3.2 and 3.3, from the Closing Date to and including the fifth anniversary of the Closing Date, each of the Seller and DeMuro hereby agrees that neither the Seller nor DeMuro shall, for any reason, directly or indirectly, engage or be interested in any business that competes with the Business as presently conducted, nor shall, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly-held corporation), joint venturer, officer, partner, employee or consultant, or otherwise engage or invest or participate in, any business that shall compete with any of the businesses conducted by the Buyer in any county or any other political subdivision of any state of the United States of America or of any other country in the world where the Seller conducted any business at any time during the two (2) year period preceding the date hereof. All of the parties agree that the duration and area for which the covenant not to compete set forth in this Section 8.1 is to be effective are reasonable. In the event that any court determines that the time period or the geographical areas provided for in this Section 8.1, or both of them, are unreasonable and that such covenant is to that extent unenforceable, such covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and for any other country in the world where this covenant is intended to be effective.

                  (b) The parties agree that damages would be an inadequate remedy for the Buyer in the event of a breach or threatened breach of this Agreement and thus, in any such event, the Buyer may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction prohibiting the Seller and/or DeMuro from violating this Agreement.

                  SECTION 8.2 RISK OF LOSS. The risk of loss or damage by fire or other casualty or cause to the Acquired Assets until the Closing shall be upon the Seller. In the event of loss or damage prior to the Closing in excess of $10,000, the Seller shall promptly notify Ducommun and the Buyer in writing of such event describing with such particularity as is possible the extent of such loss or damage and the extent to which such loss or damage may be covered by any insurance policy of the Seller. Within ten (10) days after receipt of written notice from the Seller of such loss or damage, Ducommun or the Buyer shall, at their option, either (a) have the Seller assign to the Buyer at the Closing all insurance proceeds to which the Seller would be entitled as a result of such loss or damage or (b) terminate this Agreement; provided that Ducommun or the Buyer shall have no right of termination pursuant to this Section 8.2 if the Seller promptly replaces the lost or damaged asset with a substantially similar asset or repairs the damaged asset substantially to its previous condition.

                  SECTION 8.3 PRODUCT LIABILITY INSURANCE. Promptly following the Closing, Ducommun will use its reasonable best efforts to name the Seller as an additional insured on Ducommun's aircraft product liability insurance policy, provided however, that Ducommun will have no such obligation if naming the Seller as an additional insured on such policy would result in any additional premium or other expense payable by Ducommun with respect to such policy unless the Seller shall pay such amount of such additional premium or expense.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.1 INDEMNIFICATION BY THE SELLER, DEMURO AND THE DEMURO TRUST. Each of the Seller, DeMuro and the DeMuro Trust shall, jointly and severally, indemnify and hold harmless the Buyer and Ducommun and each of their Affiliates, directors, officers, employees, attorneys, agents and representatives (collectively, the "Affiliated Parties") in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants', investment bankers' and consultants' fees and other expenses) reasonably incurred by the Buyer or Ducommun or their respective Affiliated Parties, in connection with or related to each and all of the following:

                  (a) any breach of any representation or warranty made by the Seller, DeMuro or the DeMuro Trust in this Agreement or pursuant hereto;

                  (b) any misrepresentation contained in any written statement or certificate furnished by the Seller, DeMuro or the DeMuro Trust pursuant to this Agreement or in connection with the Transactions;

                  (c) any breach of any covenant, agreement or obligation of the Seller, DeMuro or the DeMuro Trust contained in this Agreement or any other instrument contemplated by this Agreement;

                  (d) (i) Any violation by the Seller of any Environmental Protection Laws (as amended or supplemented from time to time) on or prior to the Closing Date, (ii) any liabilities arising under Environmental Protection Laws (as amended or supplemented from time to time) as a result of the conduct of the Business on or prior to the Closing

Date, (iii) any contamination of soil, groundwater or other environmental media by or with any Regulated Substance on, in or under the Real Property or, as a result of the operation of the Seller's business, about the Real Property existing on or prior to the Closing Date; and (iv) any matters described in
Section 4.17 or Schedule 4.17, whether or not the Seller had knowledge of such matters;

                  (e) any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether a contractual, Tax or any other type of liability or obligation or claim) with respect to the operation of the Business by the Seller on or prior to the Closing Date not specifically assumed by the Buyer pursuant to this Agreement;

                  (f) the failure of the Seller to qualify for an exemption from, and obtain, the protections afforded by compliance with the notification requirements of, the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the Transactions; and

                  (g) any liability to or asserted by any employee or former employee of the Seller or beneficiary of any of them arising under the provisions of (i) the Consolidated Omnibus Budget Reconsolidation Act of 1985, as amended, with respect to any qualifying event (as defined in Section 4980B of the Code) occurring through the Closing Date or (ii) any Employment-Related Agreement.

                  SECTION 9.2 INDEMNIFICATION BY THE BUYER AND DUCOMMUN. The Buyer and Ducommun shall, jointly and severally, indemnify and hold harmless each of the Seller and DeMuro in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants', investment bankers' and consultants' fees and other expenses) reasonably incurred by the Seller or DeMuro, in connection with or related to each and all of the following:

                  (a) any breach of any representation or warranty made by Ducommun in this Agreement or pursuant hereto; or

                  (b) any misrepresentation contained in any written statement or certificate furnished by the Buyer or Ducommun pursuant to this Agreement or in connection with the Transactions;

                  (c) any breach of any covenant, agreement or obligation of the Buyer or Ducommun contained in this Agreement or any other instrument contemplated by this Agreement; or

                  (d) any of the Assumed Liabilities.

                  SECTION 9.3 INDEMNIFICATION FOR TAX LIABILITIES. In addition to, and not by way of limitation on, the indemnities set forth in Sections 9.1 and 9.4, the Seller, DeMuro and the DeMuro Trust shall jointly and severally indemnify and hold harmless on an after-tax basis the Buyer and Ducommun against all Taxes of the Seller for all taxable periods (or parts thereof) ending on or before the Closing Date or otherwise attributable to the operations, transactions, assets, or income of the Seller or its predecessors prior to the Closing Date or otherwise attributable to consummation of the Transactions, together with any expenses (including, without limitation, settlement costs and any attorneys', accountants' and consultants' fees and other expenses) incurred in connection with the contesting, collection or assessment of such Taxes. The Seller's, DeMuro's and the DeMuro Trust's obligations to indemnify the Buyer and Ducommun pursuant to this

Section 9.3 shall continue until 90 days after all applicable statutes of limitations have expired.

                  SECTION 9.4 INDEMNIFICATION FOR PRODUCT LIABILITY AND TORT CLAIMS. In addition to, and not by way of limitation on, the indemnities set forth in Sections 9.1 and 9.3, the Seller, DeMuro and the DeMuro Trust shall jointly and severally indemnify and hold harmless the Buyer and Ducommun and each of their Affiliated Parties in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants' and consultants' fees and other expenses) reasonably incurred by the Buyer or Ducommun or their respective Affiliated Parties in connection with, or resulting from, any Prior Product Liability Occurrence. As used herein, a "Prior Product Liability Occurrence" shall mean any accident, incident or occurrence caused (in whole or in part) or contributed to, or alleged to have been caused (in whole or in part) or contributed to, by any products designed, manufactured, sold or leased by the Seller or any services performed by the Seller if such accident, incident or occurrence took place or occurred on or prior to the Closing Date.

                  SECTION 9.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the party obligated to provide indemnification (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligation hereunder to the extent such failure does not materially prejudiced the indemnifying party. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

                  SECTION 9.6 DEFENSE OF CLAIMS. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense and with counsel reasonably satisfactory to the indemnified party may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if
(a) the indemnifying party acknowledges to the indemnified party in writing, within fifteen (15) days after receipt of notice from the indemnified party, its obligations to indemnify the indemnified party with respect to all elements of such claim, (b) the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder, (c) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (d) settlement or an adverse judgment of the third-party claim is not, in the good faith judgment of the indemnified party, likely to establish a pattern or practice adverse to the continuing business interests of the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are one or more legal defenses available to the indemnified party that conflict with those available to the indemnifying party, or if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim after receiving notice from the indemnified party that it believes the indemnifying party has failed to do so, the indemnified party may assume the defense of such claim; provided, further, that the indemnified party may not settle such claim without the prior written consent of the indemnifying party, which consent may not be unreasonably withheld. If the indemnified party assumes the defense of the claim, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of counsel retained by the indemnified party and the indemnifying party shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder.

                  SECTION 9.7 CERTAIN CLAIMS BY DEMURO. Notwithstanding anything contained in this Agreement, DeMuro hereby agrees that he will not make any claim for indemnification against the Buyer or Ducommun by reason of the fact that he was a director, officer, employee or agent of the Seller, or was serving at the request of the Seller as a director, officer, employee or agent of another entity, whether such claim is for judgment, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise or whether such claim is made pursuant to any statute, charter document, bylaw, agreement or otherwise, with respect to any action, lawsuit, proceeding, complaint, claim or demand brought by the Buyer or Ducommun against DeMuro pursuant to or arising under this Agreement.

                  SECTION 9.8 INTEREST. Any amount of money owed by an indemnifying party to an indemnified party hereunder shall be paid with interest, at an annual rate equal to the Prime Rate then in effect, from the date that the loss or damage was sustained or cash disbursement made by the indemnified party until such amount is paid by the indemnifying party.

                  SECTION 9.9 MANNER OF INDEMNIFICATION. All indemnification payments hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability.

                  SECTION 9.10      LIMITATIONS ON INDEMNIFICATION.

                  (a) (i) Except as set forth in Section 9.10(a)(ii), no claim, demand, suit or cause of action shall be brought against an indemnifying party by an indemnified party unless and until the aggregate amount of claims by such indemnified party exceeds $150,000, in which case the indemnified party shall be entitled to indemnification from the indemnifying party for all claims thereunder relating back to the first dollar in excess of $50,000.

                           (ii) The limitations set forth in Section 9.10(a)(i) shall not apply to any claim, demand, suit or cause of action under Sections 9.3, 9.4 or, to the extent relating to any Shareholder Note or Bank Debt.

                  (b) Notwithstanding the provisions of Sections 9.3 or 9.10(e), an idemnifying party's obligations shall continue (i) as to any matter as to which a claim is submitted in writing to the indemnifying party prior to such specified anniversary dates and identified as a claim for indemnification pursuant to this Agreement and (ii) as to any matter that is based upon fraud by the indemnifying party, until such time as such claims and matters are resolved.

                  (c) In no event shall the aggregate indemnification obligations hereunder of the Seller, DeMuro and the DeMuro Trust, exceed the following:

                  (i) For any claim asserted during the first year following the Closing Date, the amount of the Purchase Price, as adjusted pursuant to Sections 3.2 and 3.3;

                  (ii) For any claim asserted after the first year following the Closing Date, the amount of the Purchase Price, as adjusted pursuant to Sections 3.2 and 3.3, if such claim relates to (A) a breach of any of the representations and warranties contained in Sections 4.1, 4.2, 4.3,
         4.5 or 4.31(a), (B) a breach of Section 8.1, or (C) the Shareholder Notes or Bank Debt;

                  (iii) For any claim asserted after the first year following the Closing Date, except as set forth in Section 9.10(c)(ii) above, Five Million and No/100 Dollars ($5,000,000.00); and

                  (iv) The foregoing limitations shall not apply to any claim an indemnified party may have for actual fraud or fraudulent misrepresentation.

         (d) In no event shall the aggregate indemnification obligations hereunder of the Buyer and Ducommun exceed the amount of the Purchase Price, as adjusted pursuant to Sections 3.2 and 3.3, provided that such limitation shall not apply to any claim an indemnified party may have for actual fraud or fraudulent misrepresentation.

         (e) Subject to Sections 9.3 and 9.10(b), no claim for indemnification shall be made hereunder:

                  (i) After the first anniversary of the Closing Date for any claim under Sections 9.1(a) or (b) with respect to a breach of representation or warranty under the following Sections: 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 4.14, 4.15, 4.16, 4.21 and 4.31(b);

                  (ii) After the third anniversary of the Closing Date for any claim under Sections 9.1(a) or (b) with respect to a breach of representation or warranty under any section of Article IV, except the Sections described in Section 9.10(e)(i), Section 4.17 or Section 4.26;

                  (iii) After the third anniversary of the Closing Date for any claim under Sections 9.1(c), (e), (f) or (g); and

                  (iv) After a period of time equal to ten (10) years following the Closing Date plus any amount of time in excess of ten (10) years that the Buyer leases the Real Property, for any claim for indemnification arising under Section 9.1(d) or, with respect to a breach of representation or warranty under Section 4.17, arising under
         Section 9.1(a).

         SECTION 9.11 SOLE REMEDY; RIGHT OF OFFSET.

         (a) Subject to Section 9.11(b), indemnification under this Article IX shall be the sole remedy of Ducommun and the Buyer, on the one hand, and the Seller, the DeMuro Trust and DeMuro, on the other, under this Agreement, except with respect to any claim arising under Section 8.1 or for actual fraud or fraudulent misrepresentation.

         (b) All amounts, if any, owed by the Buyer under the Note and Section
3.3 hereof are subject to offset by the Buyer or Ducommun for any claims hereunder against the Seller, DeMuro or the DeMuro Trust. The Buyer will promptly notify the

Seller and DeMuro in the event any right of offset is claimed by the Buyer or Ducommun hereunder against any installment due and payable under the Note. In the event the claim for which the right of offset is asserted is not resolved within three (3) months following such notice, the Buyer shall deposit into an escrow account the principal amount (not including interest) of the installments under the Note which are then due and payable, but which have not been paid. Such escrow account shall be established at Wells Fargo Bank or such other location as the Buyer and the Seller may agreement. The fees and expenses associated with establishing and maintaining such escrow account shall be paid 50% by the Buyer and Ducommun, on the one hand, and 50% by the Seller and DeMuro, on the other.


                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1 TERMINATION. This Agreement and the Transactions contemplated herein may be terminated at any time prior to the Closing by the Seller and DeMuro, on the one hand, or Ducommun or the Buyer, on the other, as the case may be, providing written notice or termination to the other party:

         (a) by mutual agreement between the Seller and DeMuro, on the one hand, and Ducommun, on the other hand;

         (b) by Ducommun or the Buyer, if any one or more of the conditions set forth in Sections 7.1 or 7.3 hereof are not satisfied on or as of the Closing Date;

         (c) by the Seller or DeMuro, if any one or more of the conditions set forth in Sections 7.2 or 7.3 hereof are not satisfied on or as of the Closing Date;

         (d) by Ducommun or the Buyer, if either the Seller or DeMuro is in material breach of any material agreement or covenant contained in this Agreement; or

         (e) by the Seller or DeMuro, if Ducommun or the Buyer is in material breach of any material agreement or covenant contained in this Agreement;

provided, that the party seeking to terminate this Agreement under this Section
10.1 not be in default under this Agreement. Upon termination of this Agreement, this Agreement shall be deemed null, void, and of no further force and effect and the Buyer and Ducommun will promptly return all confidential documents and other written information (and all copies thereof) relating to Seller or DeMuro and received from the Seller or DeMuro. For purposes hereof, "confidential" shall mean any documents or information which is not generally known to the public or within the Seller's industry.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon actual receipt if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Buyer or Ducommun:       c/o Ducommun Incorporated
                                   23301 South Wilmington Avenue
                                   Carson, California  90745
                                   Facsimile No.:  (310) 518-0176
                                   Attention: Vice President and General Counsel

With a concurrent copy to:         Gibson, Dunn & Crutcher
                                   333 South Grand Avenue
                                   Los Angeles, California  90071
                                   Facsimile No.:  (213) 229-7520
                                   Attention:  Dhiya El-Saden, Esq.

If to the Seller:                  MechTronics of Arizona, Inc.
                                   7475 East Gainey Ranch Road #4
                                   Scottsdale, Arizona  85258
                                   Facsimile No.:  (602) 948-5340
                                   Attention:  President

With a concurrent copy to:         O'Connor, Cavanagh, Anderson, Killingsworth
                                     & Beshears
                                   One Camelback Road, Suite 1100
                                   Phoenix, Arizona 85012
                                   Facsimile No.: (602) 263-2900
                                   Attention: Gerald L. Jacobs, Esq.

If to DeMuro or the DeMuro Trust:  c/o Michael J. DeMuro
                                   7475 East Gainey Ranch Road #4
                                   Scottsdale, Arizona  85258
                                   Facsimile No.:  (602) 948-5340

With a concurrent copy to:         O'Connor, Cavanagh, Anderson, Killingsworth
                                    & Beshears
                                   One Camelback Road, Suite 1100
                                   Phoenix, Arizona 85012
                                   Facsimile No.: (602) 263-2900
                                   Attention: Gerald L. Jacobs, Esq.

         SECTION 11.2 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by any of the parties, except that Ducommun and the Buyer may assign to Bank of America NT&SA the representations, warranties and indemnities made by the Seller, the DeMuro Trust and DeMuro hereunder. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         SECTION 11.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of Arizona.

         SECTION 11.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         SECTION 11.5 COMPLETE AGREEMENT. This Agreement, the Exhibits and Schedules and the documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement among the parties with respect to the Transactions and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

         SECTION 11.6 MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement may be modified, amended or otherwise supplemented only by a writing signed by all of the parties. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

         SECTION 11.7 DUE DILIGENCE INVESTIGATION; KNOWLEDGE. All representations and warranties contained herein that are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof. Without limiting the foregoing sentence, when any fact is stated to be to the "knowledge of the Seller," "to Seller's knowledge" or similar usage, such reference shall mean that one or more of the following officers or employees of the Seller know of the existence or non-existence of such fact based upon a reasonable investigation and inquiry of the employees, accountants and attorneys of the Seller: DeMuro, Richard Rosenfield, Ron Spriggs, Vince Tamborelli, Russ Mosser, Jane Conte, Duane Lloyd, and the head of the Seller's Human Resources Department. The representations, warranties and covenants of the Seller, DeMuro and the DeMuro Trust shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Buyer, Ducommun or their respective representatives.

         SECTION 11.8 EXPENSES. Except as otherwise expressly provided elsewhere in this Agreement, each party shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

         SECTION 11.9 LIMIT ON INTEREST. Notwithstanding anything in this Agreement to the contrary, no party shall be obligated to pay interest at a rate higher than the maximum rate permitted by applicable law. In the event that an interest rate provided in this Agreement exceeds the maximum rate permitted by applicable law, such interest rate shall be deemed to be reduced to such maximum permissible rate.

         SECTION 11.10 ATTORNEYS' FEES AND COSTS. Should any party institute any action or proceeding in any court or arbitration proceeding to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

         SECTION 11.11 FURTHER ASSURANCES. Each party shall execute and deliver such further instruments and take such further actions as any other party may reasonably request in order to carry out the intent of this Agreement and to consummate the Transactions.

         SECTION 11.12 CONTRACT INTERPRETATION; CONSTRUCTION OF AGREEMENT.

         (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated.

         (b) No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

         SECTION 11.13 ARBITRATION.

         (a) Except as otherwise provided in Sections 3.2, 3.3 and 8.1, any controversy, dispute or claim arising under this Agreement shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. The decision of the arbitrator shall be final and binding upon the parties. The arbitrator shall be authorized to award any relief, whether legal or equitable, to the party so entitled to such relief.

         (b) In respect of any action, suit or other proceeding relating to the enforcement of the award rendered by the arbitrator pursuant to this Section 11.13, each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in the County of Maricopa, State of Arizona. EACH PARTY HEREBY WAIVES ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS, OR TO OBJECT TO VENUE TO THE EXTENT THAT ANY ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.13.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                  DUCOMMUN

                                  DUCOMMUN INCORPORATED, a Delaware corporation

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:


                                  SELLER

                                  MECHTRONICS OF ARIZONA, INC., an Arizona corporation


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:


                                  DEMURO


                                  ----------------------------------------------
                                  Michael J. DeMuro


                                  DEMURO TRUST

                                  THE MICHAEL DEMURO AND
                                  GERALDINE DEMURO FAMILY TRUST
                                  U/A/D JULY 18, 1979, AS AMENDED


                                  By:
                                      ------------------------------------------
                                        Michael J. DeMuro
                                        Trustee

Accepted and Agreed as of the Closing Date:


BUYER

DUC ACQUISITION CORP.


By:
    -------------------------------
Name:
Title:

                                  SCHEDULE 4.35

                                    DOCUMENTS

MechTronics internally prepared accounting and management reports as follows:

         Schedule of all work in process ("WIP") jobs, dated May 31, 1996

         Schedule of accounts receivable (detailed report), dated May 31, 1996

         Schedule of accounts payable (detailed report), dated March 31, 1996

         Schedule of backlog (detailed report), dated May 31, 1996

         Schedule of open vendors purchase order report (detailed report), dated May 9, 1996

         Fixed assets detailed report (including cars), dated March 31, 1996

         Schedule of accrued expenses and partial supporting detail, dated March 31, 1996

         Schedule of prepaid expenses, dated March 31, 1996

         Schedule of miscellaneous receivables, dated May 31, 1996

         Schedule of accrued payroll and commissions with supporting documentation, dated June 14, 1996

         Stock inventory report, dated May 31, 1996

         WIP inventory report (detailed), dated March 31, 1996

         Job inventory report (detailed)(included in Schedule of WIP jobs dated March 31, 1996)